EXHIBIT 10.1

SECURED REVOLVING LOAN NOTE

$8,000,000.00	__________________, 2008

Iselin, New Jersey

Upon the earlier of (a) three (3) years from the date hereof, or (b) in accordance with a certain Revolving Loan and Security Agreement of even date herewith, or as it may be subsequently amended, signed by the undersigned as "Borrower" ("Loan Agreement") FOR VALUE RECEIVED, the undersigned "Borrower" jointly and severally promises to pay to the order of SOVEREIGN BANK (the "Lender"), at 101 Wood Avenue South, 6th Floor, Iselin, New Jersey 08830, the principal sum of Eight Million – 00/100 ($8,000,000.00) Dollars or the amount actually advanced pursuant to the Loan Agreement.

This Secured Revolving Loan Note (“Note”) bears interest during each calendar month from the date hereof until paid, at an interest rate per annum as set forth in the Loan Agreement Interest is to be paid at time intervals as set forth in the Loan Agreement. In no event is the interest rate to be higher than the maximum lawful rate. Interest is calculated on a daily basis upon the unpaid balance based upon the actual number of days elapsed, with each date representing 1/360th of a year.

All payments on this Note shall be made in immediately available lawful money of the United States by direct charge to Borrower's deposit accounts with Lender. In addition to the provision above for direct charge of payments due, Lender is hereby authorized, at its sole and absolute discretion, to debit any other of the Borrower's accounts for payments due. This authorization does not affect the Borrower's 's obligations to pay when due all amounts payable under this Note, whether or not there are sufficient funds therefor in such accounts. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff.

Upon the earlier of Default (as defined in the Loan Agreement) or maturity of this Note, the Borrower's right to select pricing options ceases (if applicable) and the unpaid principal of all unpaid advances and amounts due pursuant to this Note bears interest at a rate which is two (2) percentage points per annum greater than that which would otherwise be applicable ("Default Rate"). Borrower acknowledges that: (i) such additional rate is a material inducement to Lender to make the loans; (ii) Lender would not have made the loans in the absence of the agreement of the Borrower to pay such default rate; (iii) such additional rate represents compensation for increased risk to Lender that the loans will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loans and (b) compensation to Lender for losses that are difficult to ascertain.

If a regularly scheduled payment is fifteen (15) days or more late, the Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater. Upon Default, the Borrower will be charged either 5.000% of the unpaid principal plus accrued unpaid interest or $10.00, whichever is greater. Any such late charge assessed is immediately due and payable. Any payment received after 3:00 P.M. on a banking day is deemed received on the next succeeding banking day.

This Note is secured by such Collateral defined in the Loan Agreement. Capitalized terms in this Note have the meaning set forth in the Loan Agreement. All terms of the Loan Agreement are incorporated herein by reference. In the event of ambiguity or inconsistency between the terms of the Loan Agreement and the terms hereof, the terms of the Loan Agreement prevail.

Except as otherwise specified herein, each payment made under this Note is to be applied first to the payment of accrued interest, then to any expenses or charges payable hereunder, and the balance applied to principal amounts due under this Note.

The undersigned hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note or the Loan Agreement may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.

Lender's books and records are prima facie evidence of the amount of the obligations and are binding upon Borrower.

Lender is hereby authorized to fill in any blank spaces in this Note and to date this Note as of the applicable date and to correct patent errors herein.

This Note has been executed and delivered in New Jersey and is deemed a contract made under New Jersey law.

BORROWER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS NOTE OR RELATED DOCUMENTS AS AN INDUCEMENT TO THE ACCEPTANCE BY LENDER OF THIS NOTE.

Attest/Witness:	MEDIA SCIENCES
INTERNATIONAL, INC.

By:
Print Name:	Print Name:
Title:

Attest/Witness:	MEDIA SCIENCES, INC.

By:
Print Name:	Print Name:
Title:

Attest/Witness:	CADAPULT GRAPHIC SYSTEMS, INC.

By:
Print Name:	Print Name:
Title:

2

REVOLVING LOAN AND SECURITY AGREEMENT

This Revolving Loan and Security Agreement ("Agreement") among SOVEREIGN BANK, a federal savings bank, having an address of 101 Wood Avenue South, Iselin NJ 08830 ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation and MEDIA SCIENCES, INC. a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at 8 Allerman Road, Oakland NJ 07436 (either separately, jointly, or jointly and severally, "Borrower") is effective on ________________ , 2008 .

STATEMENTS

A.	The Borrower has requested financial accommodation(s) from Lender.

B.      Lender is willing to render the requested financial accommodation(s) to the Borrower in connection with the Borrower's business and on certain terms and conditions.

C.      To secure the financial accommodation(s), the Borrower is willing, among other things, to grant a first priority security interest to Lender in certain assets of the Borrower.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Agreement and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

"Accounts" - as defined in Exhibit A

"Advance Limit" - as defined in Section 1.1(b)

"Affiliate" - as defined in Section 7.12

"Chattel Paper" - as defined in Exhibit A

"Collateral"	- as defined in Article 4

"Commercial Tort Claims" - as defined in Exhibit A

"Compliance Certificate" - as defined in Section 6.7(a)

"Debt" - as defined in Article 3

"Default" - as defined in Section 9.1

"Default Period" – as defined in Section 1.3(d)

"Delivered Financials" - as defined in Section 5.4(a)

"Deposit Accounts" - as defined in Exhibit A

"EBITDA" - as defined in Section 7.16

"Environmental Laws" - as defined in Section 5.15(c)

"Equipment" - as defined in Exhibit A

"ERISA" - as defined in Section 5.10

"Fixed Charge" – as defined in Section 7.16

"GAAP" - as defined in Section 5.4(a)

"General Intangibles" - as defined in Exhibit A

"Goods" - as defined in Exhibit A

"Instruments" - as defined in Exhibit A

"Inventory" - as defined in Exhibit A

"Investment Property" - as defined in Exhibit A

"Letter of Credit Rights" - as defined in Exhibit A

"Libor Rate" - as defined in Section 1.4(a)

"Net Value of Qualified In-Transit Inventory" - as defined in Section 1.1(g)

"Net Value of Qualified Inventory" - as defined in Section 1.1(e)

"Note" - as defined in Section 1.3(c)

"Operating Documents" - as defined in Section 5.1(c)

"OSHA" - as defined in Section 5.11

"Participant" - as defined in Section 2.4(b)

"Plan" - as defined in Section 5.10

"Prime Rate" - as defined in Section 1.3(e)

"Qualified Accounts" - as defined in Section 1.1(c)

"Qualified Inventory" - as defined in Section 1.1(d)

"Revolving Loan" - as defined in Section 1.1(a)

"Roll Over Date" – as defined in Section 1.4(f)

"Re-Set Date" - as defined in Section 1.4(e)

"Tangible Net Worth" - as defined in Section 7.15

AGREEMENTS

ARTICLE 1. THE REVOLVING LOAN

Section 1.1 The Revolving Loan

1.1(a) Lender agrees to provide, subject to the terms and conditions of this Agreement, at one time or from time to time, at the request of the Borrower, revolving loans to the Borrower in an aggregate amount up to but not in excess of the Borrower's Advance Limit on a revolving loan basis which may be repaid and re-borrowed (the “Revolving Loan") during the term of this Agreement. The unpaid balance of principal and interest of the Revolving Loan is to be payable in full on the earlier of (i) three years from the date of execution of this Agreement, (ii) as provided in Article 14 of this Agreement or (iii) upon a Default as provided in this Agreement. Borrower has the option to designate either the initial advance of One Million Five Hundred Thousand ($1,500,000.00) Dollars, or any other advances in multiples of Five Hundred Thousand ($500,000.00) Dollars, (provided that the total of the aggregate of the advances designated as a term loan does not exceed Three Million ($3,000,000.00) Dollars) of the amounts otherwise available to be advanced to the Borrower on account of the Revolving Loan as non-amortizing term loans (but subject to the prepayment provisions of the preceding sentence and such further terms and conditions that Lender may prescribe in its discretion) and provided that Borrower executes such further documents as Lender may require in connection therewith. Notwithstanding such option, any such amounts designated as a term loan are to be treated as subject to the Advance Limit and part of the Debt.

1.1(b) The term "Advance Limit" means the loans or advances which Lender may make to the Borrower pursuant to this Agreement which are not in the aggregate at any time outstanding to exceed the lesser of Eight Million ($8,000,000.00) Dollars or the sum of (A), (B) and (C) below:

(A) Eighty-five (85%) percent of the face amount of the Borrower's "Qualified Accounts" as that term is defined in this Agreement; plus

(B) up to the lesser of (i) $3,000,000.00, or (ii) fifty (50%) percent of the "Net Value of Qualified Inventory" as that term is defined in this Agreement, with a sub-limit not to exceed the lesser of $1,000,000.00 or the sum of (x) the full unpaid and outstanding balance of any standby letters of credit or bankers acceptances which Lender in its sole and absolute discretion may issue on account of the Borrower plus (y) fifty (50%) percent of the unpaid and outstanding balance of any documentary letters of credit issued on account of the Borrower for the purchase of Inventory in the ordinary course of business which Lender in its sole and absolute discretion may issue on account of the Borrower, with a further sub-limit not to exceed $250,000.00 of the “Net Value of Qualified In-Transit Inventory” as that term is defined in this Agreement, or (iii) the maximum amount available to be loaned or advanced pursuant to Section 1.1(b)(A); less

(C) any reserves established by Lender pursuant to Section 1.1(b) hereof.

1.1(c) The term "Qualified Accounts" means the "Accounts" (as that term is defined on Exhibit A annexed hereto) as to which the Borrower has furnished to Lender adequate written information at such times and in such form as has been or, from time to time, may be requested by Lender, which, taken selectively or as a whole, meet all of the herein criteria until collected, are not unpaid for more than ninety (90) days from the original date of invoice, which are in all other respects acceptable to Lender in its reasonable discretion, and specifically exclude the following:

(A) Accounts with respect to which the account debtor is an officer, director, employee, subsidiary or agent of the Borrower or an Affiliate thereof;

(B) Accounts with respect to which goods are placed on consignment, guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment by the account debtor may be conditional;

(C) Accounts arising from progress billings, invoices for deposits and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill (unless such rebill is dated as of original invoice date), or retainage;

(D) Accounts with respect to which the account debtor is not domiciled in the United States of America or Canada unless such Account is (1) fully guaranteed and secured by an irrevocable letter of credit in form and substance satisfactory to Lender and drawn on a United States bank acceptable to Lender, or (2) is fully covered by foreign credit insurance pursuant to a policy naming Lender as loss payee satisfactory in form and substance to Lender and issued by an insurer acceptable to Lender;

(E) Accounts which arise from a lease or other extended payment basis;

(F) Accounts with respect to which the account debtor is the government of the United States or any subdivision or authority thereof unless assigned to Lender and otherwise in full compliance with the federal Assignment of Claims Act or any similar act or regulation and such compliance is satisfactory to Lender;

(G) All Accounts owing by any account debtor if fifty (50%) percent or more of the Accounts due from such account debtor are deemed not to be Qualified Accounts hereunder;

(H) Accounts with respect to which the Lender does not for any reason have a perfected first priority security interest, or with respect to which the Accounts are subject to any claim, lien, security interest or financing statement of any persons or entities, including without limitation, the United States, or any agencies or instrumentalities thereof, except the security interest and financing statements in favor of Lender or except as otherwise approved in writing by Lender;

(I) Accounts with respect to which the Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to the Borrower, to the extent of the lesser of Borrower's existing or potential liability to such account debtor;

(J) that portion of the Accounts with respect to which the account debtor has disputed any liability or the account debtor has made any claim with respect to any other Account due to the Borrower, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the account debtor, or subject to contra Accounts, but only to the extent of such portion;

(K) that portion of the Accounts owed by any single account debtor which exceeds twenty (20%) percent of all of the Accounts, except, subject to the sole and absolute discretion of Lender, that for account debtors PrinterEssentials.com Inc. d/b/a Printer Essentials and Bergen County Ribbon Xchange LLC d/b/a “Supplies Guys,” that portion of the Accounts owed by each such debtor which exceeds twenty-five (25%) percent of all of the Accounts, but only to the extent of such portion;

(L) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion;

(M) Accounts of an account debtor where the account debtor is located in a state which requires a Notice of Business Activities Report or similar report to be filed and the Borrower has not filed same for the current year, or where the Borrower is not otherwise authorized to transact business in said state, or where the Borrower is not in good standing in such state;

(N) Accounts owed by any account debtor which is insolvent or is the subject of an insolvency proceeding;

(O) that portion of any Accounts represented by contract rights, documents, instruments, chattel paper or general intangibles but only to the extent of such portion;

(P) any and all Accounts of an account debtor whose credit-worthiness is not satisfactory to Lender in its reasonable credit judgment based on information available to Lender; and

(Q) Accounts deemed by Lender to constitute customer deposits, advanced payments or prepayments.

References to percentages of all Accounts are based on dollar amounts of Accounts and not number of Accounts.

1.1(d) The term "Qualified Inventory" means the Inventory (as that term is defined on Exhibit A annexed hereto) as to which Borrower has furnished to Lender adequate written information at such times and in such form as has been, or from time to time, may be requested by Lender, which meet all of the following criteria on the date of any advances under the Revolving Loan and during the term of this Agreement, and which are in all other respects reasonably acceptable to Lender:

(A) The Inventory consists of raw materials and finished marketable goods stored at the address(es) of the Borrower in the United States of America set forth on Schedule 2; if stored at any other location, the Inventory is not Qualified Inventory unless it is approved by Lender, made subject to an acceptable landlord waiver or bailee waiver and is otherwise Qualified Inventory in the sole and absolute discretion of Lender. The Inventory is not (i) work in process, (ii) packaging, shipping or supply materials, (iii) goods that have been returned for resale, or (iv) held for sale or consisting of a product line held for sale for longer than its useful life;

(B) Borrower is the sole owner of the Inventory, none of the Inventory is being held by the Borrower or a third party on a consignment basis, and the Borrower has not sold, assigned, transferred, mortgaged or hypothecated, nor released all or any part of the Inventory from Lender's security interest created by this Agreement. The Inventory is otherwise not subject to any claim, lien, security interest, financing statement or trademark/license of any persons or entities, including without limitation the United States, or any agencies or instrumentalities thereof except the security interest and financing statements in favor of Lender;

(C) If any of the Inventory is represented or covered by documents of title, instruments or chattel paper, the Borrower is the owner of all such documents, instruments and paper, and (except as provided in this Agreement) none of it has been sold or transferred nor has any security interest been granted in all or any portion thereof, except in favor of Lender;

(D) The Inventory is not obsolete, has not been rejected, returned or damaged;

(E) The Inventory, if purchased by Borrower, was purchased in the ordinary course of business; and

(F) Lender has not notified the Borrower that the Inventory is unsatisfactory.

1.1(e) The term "Net Value of Qualified Inventory" means the lower of the net cost to the Borrower or the market value, as reasonably determined by Lender, of the Qualified Inventory in the actual or constructive possession of the Borrower at any time, exclusive of any transportation other than in-bound freight for products imported from a foreign country, processing or handling charges, and exclusive of such other value (including without limitation the value of partially finished goods, slow moving or not current goods) as Lender in its reasonable discretion desires to exclude.

1.1(f) Without limiting any other rights, terms, conditions or remedies of Lender, all loans, advances or financial accommodations made or otherwise available to Borrower is subject to Lender’s continuing right, in its reasonable discretion, to withhold from Borrower a reserve, and to increase and decrease such reserve from time to time, if and to the extent that, in Lender’s sole judgment, such reserve is necessary to protect the interests of Lender against possible non-payment of Accounts for any reason by account debtors, for decreases in value of Collateral, for goods held on consignment, possible non-payment by Borrower of any indebtedness owed to, or liens held by, third parties, or to protect the interests of Lender against the possible adverse effect of any state of facts which does or would, with or without notice or passage of time, or both, constitute a Default hereunder.

1.1(g) The term “Net Value of Qualified In-Transit Inventory” means the Inventory (as that term is defined on Exhibit A annexed hereto) as to which Borrower has furnished to Lender adequate written information at such times and in such form as has been, or from time to time, may be requested by Lender, which meet all of the following criteria on the date of any advances under the Revolving Loan and during the term of this Agreement, and which are in all other respects reasonably acceptable to Lender:

(A) The Inventory is otherwise “Qualified Inventory;”

(B) title to such Inventory has passed to Media Sciences International, Inc. and the Inventory has been loaded on a common carrier for shipment to Media Sciences International, Inc.;

(C) the Inventory does not remain in-transit for more than 60 days;

(D) the Inventory is fully insured consistent with Section 6.13 of this Agreement; and

(E) Borrower has taken all such actions necessary for documents of title to be transferred to Lender upon request by Lender.

Section 1.2	[Intentionally Omitted]

Section 1.3 Interest Rate and Other Provisions Relating to The Revolving Loan

1.3(a) Interest accrues on the Revolving Loan based upon Borrower’s compliance with the provisions of Section 7.16 (Fixed Charge Coverage Ratio) at Borrower's option, as set forth in the grid below identifying such options based upon Borrower’s range of Fixed Charge Coverage compliance, with each such determination to be made by Lender monthly based upon the then most recent covenant compliance submissions made pursuant to this Agreement for the nine (9) month period ending 3/31/08, for fiscal year ending 6/30/08 and rolling 12 month period thereafter:

Fixed Charge Coverage	LIBOR Option	Prime Option
1.05:1 < 1.10:1	LIBOR Rate plus 275 basis points*	Prime Rate plus one-half ( ½%) percent floating*
1.10:1 < 1.25:1	LIBOR Rate plus 250 basis points	Prime Rate plus one-quarter (¼%) percent floating
> 1.25:1	LIBOR Rate plus 225 basis points	Prime Rate floating

* for the 9 month period ending 3/31/08, for fiscal year ending 6/30/08, and rolling 12 month period ending 9/30/08, this option is applicable if the Fixed Charge Coverage is under 1.05:1, but there then otherwise exists no event of Default.

1.3(b) Each change in the Prime Rate is to take effect simultaneously with a corresponding change in the Prime Rate without notice to Borrower. Interest is to be calculated on a daily basis upon the unpaid balance based upon the actual number of days elapsed, with each date representing 1/360th of a year.

1.3(c) The Revolving Loan (including, but not limited to, that part repayable on a term basis hereunder) is to be evidenced by promissory note(s) (the "Note") in the form required by Lender.

1.3(d) On the earlier of (A) the occurrence of any event of Default through and including the date (if any) identified by Lender as the date that the Default has either been waived or cured as determined by Lender, (“Default Period”) or (B) maturity of this Agreement, Borrower’s right to select pricing options ceases (if applicable) and the unpaid principal of all advances and the Revolving Loan bears interest at a rate which is two (2) percentage points per annum greater than that which would otherwise be applicable (“Default Rate”). Borrower acknowledges that: (i) such additional rate is a material inducement to Lender to make the Revolving Loan; (ii) Lender would not have made the Revolving Loan or any other advances in the absence of the agreement of Borrower to pay such Default Rate; (iii) such additional rate represents compensation for increased risk to Lender that the Debt will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Revolving Loans and (b) compensation to Lender for losses that are difficult to ascertain.

1.3(e) The “Prime Rate” means the rate per annum from time to time established by the Lender as the Prime Rate and made available by Lender at its main office or, in the discretion of Lender, the base, reference or other rate then designated by Lender for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. In the event that there should be a change in the Prime Rate, such change is effective on the date of such change without notice to Borrower. Any such change will not affect or alter any other term or condition.

1.3(f) Interest on the Revolving Loan is payable by the Borrower each month beginning on the first banking day of Lender in the month following the effective date of this Agreement, unless otherwise provided herein or in the Note. Lender may, at its sole and absolute discretion, charge unpaid interest or principal to any loan, checking or other account of the Borrower, deduct unpaid interest or principal from any future advance to the Borrower, or apply any proceeds received by Lender to the payment of due but unpaid interest or principal (although Lender will first charge such sums(s) from the Borrower’s Revolving Loan account). Borrower hereby so authorizes Lender to automatically deduct from any deposit account of Borrower the amount of any applicable Revolving Loan or other payment including all payments of interest, principal and other sums due (“Automatic Payment”), from time to time, under this Agreement and/or any Note; Lender will thereafter notify Borrower of the amount so charged. If the funds in the account are insufficient to cover any payment due, Lender is not obligated to advance funds to cover the payment; however, Lender has the sole and absolute discretion to make such an advance to cover the payment and may charge the Borrower's loan account for such advance. The failure of Lender to charge any account or to give any such notice does not affect the obligation of Borrower to pay interest, principal or other sums as provided herein or in any Note. At any time and for any reason, the Lender may terminate the Automatic Payment upon no less than thirty (30) days’ notice to the Borrower. Any failure or delay by Lender in submitting an invoice(s) for interest payments does not discharge or relieve the Borrower of the obligation to render timely payments. Borrower is to maintain its primary domestic operating accounts, cash management accounts and primary depository accounts (which Lender will establish with “sweep” options) with Lender and is to maintain sufficient balances therein at all times to enable Lender to directly charge all sums due to Lender.

1.3(g) In no event is the interest rate or other charges of this Agreement to exceed the highest rate permissible under law. If any provision of this Agreement or any other instrument executed in connection thereto be construed or held to permit the collection of or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph control and override any contrary or inconsistent provision of this Agreement or instrument. The intention of the parties is to conform strictly to the applicable laws relating to maximum rates of interest. This Agreement and each other instrument evidencing or relating to the Debt are to be held subject to reduction or rebate as to any amount paid by or on behalf of the Borrower in violation of any such law.

Section 1.4 Selection of LIBOR Rate or Prime Rate

1.4(a) The term “LIBOR Rate” means, as applicable to any amount advanced on account of the Revolving Loan which is repayable at an interest rate based upon LIBOR (a "LIBOR Advance"), the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Advance which appears on the Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 A.M. London time on the day that is two London Banking Days (defined as a day on which commercial banks are open for business in that city) preceding the first day of such LIBOR Advance, provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 A.M. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 A.M. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Advance. In the event that Lender is unable to obtain any such quotation as provided above, Lender will, in its reasonable judgment, determine the rate from another comparable source. In the event that the Board of Governors of the Federal Reserve system imposes a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage applies, LIBOR Rate is to be equal to the amount determined above divided by an amount equal to 1 minus the Reserve percentage. “Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve system against “Euro-currency Liabilities” as defined in Regulation D.

1.4(b) The Borrower may prepay a LIBOR Advance only upon at least three (3) Business Days prior written notice to Lender (which notice is to be irrevocable), and any such prepayment may occur only on the last day of the Interest Period for such LIBOR Advance. The Borrower is to pay to Lender, upon request of Lender, such amount or amounts as are sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; (ii) any failure by the Borrower to borrow a LIBOR Advance on the date specified by the Borrower's written notice; (iii) any failure by the Borrower to pay a LIBOR Advance on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrower is to pay to Lender a “yield maintenance fee” in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis is to be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, is to be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there is to be no yield maintenance fee. If the result is a positive number, then the resulting percentage is to be multiplied by the amount of the principal balance being prepaid. The resulting amount is to be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount is to be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount is to be the yield maintenance fee due to Lender upon the prepayment of a LIBOR Advance. Each reference in this paragraph to “LIBOR Rate Election” means the election by the Borrower of the LIBOR Rate. If by reason of an event of Default, Lender elects to declare the Revolving Loan to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance becomes due and payable in the same manner as though the Borrower had exercised such right of prepayment.

1.4(c) At each and every Re-Set Date during the term of this Agreement, the Borrower has the right to select either the LIBOR Rate(s) or Prime Rate(s) set forth in Sections 1.3(a)(i) and 1.3(a)(ii) as applicable pursuant to the terms of this Agreement to a designated principal balance unless such principal balance has been previously designated as being repayable at a LIBOR Rate which is subject to an Interest Period which has not yet expired. Each interest rate from time to time so selected by the Borrower is to take effect and is to end on a Re-Set Date. If the Borrower does not select an interest rate by written notice given to Lender at least three (3) banking days prior to a particular Re-Set Date, the interest rate applicable to the principal balance for such Re-Set Date is to be the applicable alternate Prime Rate(s) set forth in Sections 1.3(a) and 1.3(b) of this Agreement. The LIBOR Rate or Rates selected by the Borrower or otherwise designated for a particular Re-Set Date in accordance with the foregoing provisions of this paragraph, are to be in effect from and including the first day of the Interest Period to which such LIBOR Rate pertains to, but not including, the Roll Over Date applicable to such Interest Period, and will (subject to the following provisions of this paragraph) be applicable to the portion of the principal balance of the Revolving Loan with respect to which a LIBOR Rate or LIBOR Rates are due to be re-set on such Re-Set Date, as well as to any portion of the principal balance bearing interest at a Prime Rate(s) and any advance scheduled to be made on such Re-Set Date.

1.4(d) The term "Interest Period" means the period of time during which a particular LIBOR Rate will be applicable to all or any particular portion of the principal balance in accordance with the provisions of this Section, it being agreed that (a) each Interest Period is to commence and is to terminate on a Re-Set Date, (b) each Interest Period is to be of a duration of either one month, two months, three months or four months, (c) no Interest Period is to extend beyond the term of this Agreement or the date that an applicable principal payment is otherwise due pursuant to this Agreement and (d) the portion of the principal balance with respect to which a particular Interest Period is applicable will bear interest at the LIBOR Rate pertaining to such Interest Period from and including the first day of such Interest Period to, but not including, the last day of such Interest Period and cannot be prepaid except as provided in Section 1.4(b) prior thereto, notwithstanding anything in this Agreement to the contrary.

1.4(e) The term "Re-Set Date" means consecutive numerical corresponding dates during the term of this Agreement, the first of which Re-Set Dates is the first date that an advance is made for which the Borrower has an option to select a LIBOR Rate for a particular principal advance. Each subsequent Re-Set Date for a particular principal advance during the term of this Agreement is to be the date in each subsequent calendar month during the term of this Agreement which numerically corresponds to the first Re-Set Date for that advance and which next follows the expiration of an applicable Interest Period, provided, however, that if the numerically corresponding date in any such subsequent calendar month during the term of this Agreement is not a banking day, the Re-Set Date for such calendar month is to be the next succeeding banking day, unless the next such succeeding banking day would fall in the next calendar month, in which event the Re-Set Date for such calendar month is to be the next preceding banking day.

1.4(f) The "Roll Over Date" applicable to a particular Interest Period is the last day of such Interest Period.

1.4(g) If Lender has determined in good faith (which determination is conclusive and binding upon the Borrower's absent manifest error) that U.S. dollar deposits in an amount approximately equal to the portion of the principal balance which is to bear interest at a particular LIBOR Rate during such particular Interest Period in accordance with the provisions of this Agreement are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, Lender is to so notify the Borrower and the interest rate applicable to the portion of the principal balance with respect to which such LIBOR Rate was to pertain is to automatically be converted to the applicable Prime Rate(s) set forth in this Agreement as of the next occurring Re-Set Date, it being agreed that the applicable Prime Rate(s) set forth in this Agreement is to remain in effect thereafter with respect to such portion of the principal balance until the next succeeding Re-Set Date in accordance with this Agreement.

1.4(h) If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof makes it unlawful for Lender to make or maintain LIBOR Rates with respect to the principal balance of any portion thereof or to fund the principal balance or any portion thereof at LIBOR Rates in the London Interbank Market or to give effect to its obligations as contemplated by this Agreement, then, upon notice by Lender to the Borrower, the interest rate applicable to the entire principal balance is to be automatically converted to the applicable Prime Rate(s) set forth in this Agreement, it being agreed that any notice given by Lender to the Borrower pursuant to this sentence is to, if lawful, be effective insofar as it pertains to any particular portion of the principal balance bearing interest at a particular LIBOR Rate on the last day of the then existing Interest Period pertaining to such particular portion of the principal balance, or if not lawful, is to be effective immediately upon being given by Lender to the Borrower, that the applicable Prime Rate(s) is to remain in effect thereafter and the yield maintenance fees described in Section 1.4(b) hereof do not apply with respect to such particular portion of the principal balance. When Lender has determined in good faith (which determinations are conclusive and binding upon the Borrower's absent manifest error) that the aforesaid circumstances no longer exist; the interest rate applicable to such portion of the principal balance may upon request of the Borrower be converted to a LIBOR Rate determined in the manner hereinabove set forth in this Agreement effective as of the first Re-Set Date which occurs ten (10) banking days or more after such good faith determination by Lender.

1.4(i) The Borrower recognizes that the cost to Lender of making or maintaining LIBOR Rates with respect to the principal balance or any portion thereof imposed upon Banks, generally, including Lender, may fluctuate and the Borrower agrees to pay Lender within ten (10) days after demand by Lender such additional amount or amounts as Lender reasonably determines will compensate Lender for actual costs incurred by Lender in maintaining LIBOR Rates on the principal balance or any portion thereof. In order to maintain such level of costs, principal balances may not be selected to be repayable at LIBOR Rates unless they are in an amount not less than One Million ($1,000,000.00) Dollars with increases in multiples of One Hundred Thousand ($100,000.00) Dollars and there are to be not more than three (3) LIBOR Advances outstanding at any time.

Section 1.5 Determination of Revolving Loan Balance

1.5(a) Borrower is to establish its main domestic operating accounts and a system of lockbox or controlled bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral acceptable to Lender in all respects. Such accounts are to be made subject to blocked account agreements (if requested by Lender), which are to be in form and substance satisfactory to Lender. Notwithstanding, until any event of Default or until such time as the amount of additional advances which the Borrower may borrow under the Revolving Loan is less than $500,000.00 for any month, the Borrower to deposit all proceeds of Collateral, including but not limited to any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Borrower for deposit into such accounts maintained with Lender as Borrower may elect in its discretion, and is not obligated to deposit such proceeds into any lockbox or other controlled account designated by Lender. During a Default Period or if the amount of additional advances which Borrower may borrow under the Revolving Loan is less than $500,000.00 for any month, Lender has the right in its sole and absolute discretion to require that the Borrower immediately (and not less frequently than daily) deliver, at its sole expense, to Lender, as agent for Lender and subject to the terms of this Agreement, all proceeds of the Collateral (as that term is defined in this Agreement), including but not limited to any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Borrower for deposit into such lockbox or other controlled account(s) designated by Lender. In such event, Borrower is to (i) indicate on all of its invoices that funds should be delivered to and deposited into such accounts; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into such accounts; (iii) irrevocably authorize and direct any banks which maintain the Borrower’s initial receipt of cash, checks and other items to promptly wire transfer all available funds to such accounts; and (iv) advise all such banks of Lender’s security interest in such funds. In the event that any such event of Default has either been cured or waived as determined by Lender, and if the amount which the Borrower may borrow under the Revolving Loan is equal to or greater than $500,000.00 in two successive months thereafter, Borrower need no longer make such deposits into the lockbox and may proceed in accordance with the third sentence of this subsection.

1.5(b) The balance of the Revolving Loan and availability under the Revolving Loan will be determined as follows:

(A) Domestic checks received by Lender on or before 12:00 Noon of any banking day are to be deemed received by Lender on such banking day;

(B) Domestic checks received by Lender after 12:00 Noon of any banking day are to be deemed received by Lender on the following banking day;

(C) Any other form of proceeds received by Lender is to be deemed received by Lender when the Lender has received notification of collection (if notice of collection is received on or before 12:00 Noon of any such banking day, such proceeds are to be deemed to have been received by the Lender on such banking day; if notice of collection is received after 12:00 Noon of any such banking day, such proceeds are to be deemed to have been received by the Lender on the following banking day);

(D) Any credit(s) to the account of the Borrower are conditioned upon final payment to Lender at its office in cash or solvent credits;

(E) Any item(s) not collected or not paid are to be charged as a debit against the Revolving Loan or any account of the Borrower maintained with Lender.

1.5(c) Interest will continue to accrue on the amount of any checks or other proceeds (other than wire transactions or cash deposits) received by Lender for a period of two (2) banking days after receipt (as defined in this Section) but such checks or other proceeds are to be applied in calculating the amount available to be borrowed under the Revolving Loan on and as of the day so received by Lender.

Section 1.6 Monthly Statement

Once each month Lender may render a statement of account to the Borrower reflecting the current status of the Revolving Loan. Such statement is to be deemed an accounting and an authenticated record within the meaning of the Uniform Commercial Code. If at any time any determination made by Lender indicates that the outstanding balance of the Revolving Loan (including, but not limited to, amounts permitted to be repaid on a term basis hereunder) exceeds the Advance Limit, the Borrower must immediately pay the excess balance to Lender. Such excess is not to be construed as a commitment or obligation of Lender to make advances in excess of the Advance Limit. Each statement of account is to be considered correct, accepted by the Borrower and conclusively binding upon the Borrower, unless the Borrower gives notice to Lender to the contrary in writing within ten (10) banking days after receipt of the statement by Borrower.. If the Borrower disputes the accuracy of Lender's statement, the Borrower's notice is to specify in detail the basis of the dispute. If the Borrower requests an accounting more frequently than once per six (6) month period, Lender may charge the Borrower for the cost of each additional accounting.

Section 1.7 Method of Advances

Advances under the Revolving Loan may be made through written requests from the Borrower from an individual purporting to be an authorized representative of the Borrower and other written notification means acceptable to Lender, not later than 1:00 P.M. on the banking day on which the deposit is requested, by deposit of the amount requested pursuant to this Agreement in such controlled account(s) required by this Agreement. All such requests, means of notification and writings are to be deemed conclusively binding upon the Borrower. In the event Lender honors a check of the Borrower resulting in the Borrower's checking account being deemed overdrawn, Lender is to be deemed to have made an advance to the Borrower in the amount overdrawn on the Lender's banking day immediately preceding the day on which the Borrower's check is tendered to Lender for collection (even if that amount is in excess of the Advance Limit). Notwithstanding, Lender has no obligation to honor any overdraft of the Borrower.

Section 1.8 Reimbursement of Increased Cost to Lender

If, after the date hereof, Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy generally (whether or not having the force of law), the effect of reducing the return on Lender’s or such holding company's capital as a consequence of the Lender’s obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender’s or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within ninety (90) days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement is to be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods. "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

Section 1.9 Conditions Precedent to the Revolving Loan

The discretion of Lender to make the Revolving Loan and the discretion by Lender to make any advances pursuant to this Agreement is further subject to the following conditions:

1.9(a) A certificate from a representative of the Borrower that the representations and warranties of the Borrower set forth in this Agreement or relating to this Agreement are true, accurate and complete in all material respects;

1.9(b) A certificate from a representative of the Borrower that the proceeds of the Revolving Loan are to be utilized by the Borrower for the purposes set forth in this Agreement;

1.9(c) A certificate from a representative of the Borrower that no event of Default defined in this Agreement or other documents relating to this Agreement exists, continues to exist, or would exist but for the lapse of time or notice;

1.9(d) Lender has received tax lien, judgment lien and Uniform Commercial Code searches from all jurisdictions reasonably required by Lender, and such searches verify that Lender has a first and only priority security interest in the Collateral, subject only to such liens on Schedule 1 hereof;

1.9(e) Borrower has delivered to Lender evidence satisfactory to Lender that all required insurance is in full force and effect, and Lender has confirmed that Lender has been named as a lender’s loss payee and additional insured with respect to the required insurance in a manner satisfactory to Lender;

1.9(f) All Uniform Commercial Code financing statements and similar documents required to be filed in order to create in favor of Lender a first priority and exclusive perfected security interest in the Collateral (to the extent that such a security interest may be perfected by a filing under the Uniform Commercial Code or applicable law), has been properly filed in each office in each jurisdiction required. Lender has received (i) acknowledgement copies of all such filings (or, in lieu thereof, Lender has received other evidence satisfactory to Lender that all such filings have been made), and (ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full;

1.9(g) Lender has received: (i) a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Revolving Loan documents to be executed by Borrower, certified by the Secretary or Assistant Secretary of Borrower as of the date hereof, together with a certificate of such Secretary or Assistant Secretary as to the incumbency and signature of the officer(s) executing the Revolving Loan documents on behalf of Borrower.

1.9(h) Lender has received: (i) a copy of the Certificate or Articles of Incorporation of Borrower, and copies of the by-laws (as amended through the date hereof) of Borrower, certified by the respective Secretary or an Assistant Secretary thereof;

1.9(i) Lender has received an executed Officer's Certificate of Borrower, satisfactory in form and substance to Lender, certifying that as of the date of the execution of this Agreement (i) the representations and warranties contained herein are true and correct in all material respects, (ii) Borrower is in compliance with all of the terms and provisions set forth herein and (iii) no Default or event of Default has occurred;

1.9(j) Borrower has delivered to Lender all information necessary for Lender to issue wire transfer instructions on behalf of Borrower for the initial and subsequent loans and/or advances to be made under this Agreement, including disbursement authorizations in form acceptable to Lender;

1.9(k) Lender is satisfied that no material adverse change has occurred in the financial condition, Collateral, business, prospects, profits, operations or assets of the Borrower or the Borrower’s subsidiaries. In addition, the Borrower has delivered to Lender and Lender is satisfied with such financial statements requested by Lender, and all such other reports required by Lender;

1.9(l) Lender and Borrower have entered into account agreements with respect to each depository account;

1.9(m) Borrower’s existing credit agreements with PNC Bank, N.A. and any other party holding a security interest have been terminated, (ii) all loans and obligations of the Borrower with respect thereto have been paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Agreement, and (iii) all liens and security interests in favor of PNC Bank, N.A. or other parties in connection therewith have been terminated and/or released upon such payment;

1.9(n) Subject to the filing, priority and remedies provisions of the Uniform Commercial Code, the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with Lender, counsel for the Borrower has delivered to Lender opinion(s) satisfactory to Lender opining, inter alia, that each Revolving Loan document to which Borrower is a party is valid, binding and enforceable in accordance with its terms, as applicable, and that the execution, delivery and performance by Borrower of the loan documents to which such person or entity is a party are (i) duly authorized, (ii) do not violate any terms, provisions, representations or covenants in the articles of incorporation, by-laws or other organizational agreement of Borrower, and (iii) to the best knowledge of such counsel, do not violate any terms, provisions, representations or covenants in any loan agreement, mortgage, deed of trust, note, security agreement, indenture or other material contract to which any Borrower is a signatory, or by which Borrower (or any of Borrower’s assets) are bound;

1.9(o) As of the date of the execution of this Agreement, there is no (x) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Agreement, or (y) except as set forth on Schedule 5.3 hereof, suit, action, investigation or proceeding (judicial or administrative) pending against the Borrower, any subsidiary of the Borrower or any of their assets, which, in the reasonable opinion of Lender, if adversely determined, would reasonably be expected to have a material adverse effect on the Borrower’s ability to perform its obligations hereunder;

1.9(p) Borrower has executed and delivered to Lender such additional loan documents necessary to consummate the lending arrangements contemplated by this Agreement as set forth on such checklists prepared by or on behalf of Lender;

1.9(q) Borrower has fully complied with all of the terms and conditions of the term sheets issued in connection herewith by Lender; and

1.9(r) Such other terms and conditions, delivery of documents, guarantees, searches, origination fee, opinions of counsel or other matters that Lender may require, including those set forth in any conditional commitment made to the Borrower by Lender relating to the Revolving Loan, all in form and substance satisfactory to Lender.

ARTICLE 2. ADDITIONAL OBLIGATIONS OF THE BORROWER

Section 2.1 Existing Obligations

The Borrower agrees to pay and perform, when due, all other debts, liabilities, duties, representations, covenants and warranties to Lender, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent, (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement) secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all reasonable costs, taxes, expenses and attorneys' fees (whether or not charged by outside counsel) incurred in connection therewith.

Section 2.2 Future Advances

The Borrower agrees to pay and perform, when due, future advances, loans, debts, liabilities, duties, representations, covenants and warranties, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent, (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement) secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all reasonable costs, taxes, expenses and attorneys' fees (whether or not charged by outside counsel) incurred in connection therewith.

Section 2.3 Expenses in Preserving Interests of Lender

The Borrower agrees to pay on demand, such advances made by Lender to or for the account of the Borrower, including advances for insurance, repairs to any Collateral, taxes, and such reasonable costs incurred by Lender (in its discretion and regardless as to whether any such advance increases the unpaid balance of the Revolving Loan or the Debt) in the discharge of any lien, security interest, encumbrance, lease, pledge or assignment whether prior to or following judgment.

Section 2.4 Obligations to Lender Affiliates or Participants

2.4(a) The Borrower agrees to pay and perform, when due, all other debts, liabilities, duties, representations, covenants and warranties to any Affiliate or Participant of Lender, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent, (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement) secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all reasonable costs, taxes, expenses and attorneys' fees (whether or not charged by outside counsel) incurred in connection therewith.

2.4(b) Lender has the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower to grant to one or more institutions or other persons (each a “Participant”) participating interests in Lender’s obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, Lender remains responsible for the performance of its obligations hereunder and Borrower is to continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder. Lender may furnish any information concerning Borrower in its possession from time to time to any prospective assignees and Participants, provided that Lender requires any such prospective assignee or Participant to maintain the confidentiality of such information.

2.4(c) Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under this Agreement or related loan documents including any portion thereof to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. 12.U.S.C. Section 341. No such pledge or enforcement thereof releases Lender from its obligations under any of the loan documents. Such rights exist without the need for Borrower’s consent.

2.4(d) Lender has the unrestricted right at any time or from time to time, and without the Borrower’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an “Assignee”) and Borrower agrees that it will execute, or cause to be executed such documents including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender deems necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, the Borrower will issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes are issued in replacement of, but not in discharge of, the liability evidenced by the Note held by Lender prior to such assignment and is to reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee is a party to this Agreement and has all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and Assignee, and Lender is to be released from its obligations hereunder and thereunder to a corresponding extent. In the event of such assignment, the fees payable in Section 14.2(iii)(b) or (c) do not apply.

Section 2.5 Expenses in Realizing Upon Security Interest

The Borrower agrees to pay, on demand, all reasonable costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lender to preserve, collect, protect, foreclose, sell, or otherwise realize upon its security interest in the Collateral identified in this Agreement or in any other security agreement executed by the Borrower or other obligation of the Borrower to Lender whether prior to or subsequent to judgment.

Section 2.6 Expenses in Enforcing and Defending Rights

The Borrower agrees to pay, on demand, all reasonable costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lender in the prosecution or defense of any action or proceeding relating to the subject matter of this Agreement or other agreement or instrument executed by the Borrower.

Section 2.7 Costs of Lender

The Borrower agrees to pay, on demand, to Lender all reasonable costs and expenses incurred by Lender in the preparation, execution and administration of this Agreement or other agreements including, but not limited to, attorneys fees, consultant and other professional fees, search fees and other out-of-pocket expenses whether prior to or following judgment.

ARTICLE 3. THE DEBT

For purposes of this Agreement, the term "Debt" is defined as the Revolving Loan and those additional obligations of the Borrower defined in Article 1 and Article 2 of this Agreement.

ARTICLE 4. SECURITY INTEREST

To secure the payment and performance by the Borrower of the Debt to Lender, the Borrower hereby pledges, sets over, assigns, delivers and grants a first priority security interest to Lender in all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights and all other Collateral more particularly described in Exhibit A annexed hereto and incorporated herein and in the insurance for the benefit of Lender described in Section 6.13 of this Agreement. The Borrower hereby pledges, sets over, assigns, delivers and grants such additional security interests set forth in such other security agreements and pledge and control agreements delivered or hereafter delivered in connection with this Agreement. The security interest pledged, set over, assigned and granted by the Borrower to Lender is to be a first and only priority security interest pursuant to applicable law (unless otherwise provided on Schedule 1 annexed hereto or in the other security or control agreements delivered) and the Borrower is to take all such action to create and perfect such security interest as Lender may require. The foregoing is, collectively, the "Collateral."

ARTICLE 5. REPRESENTATIONS AND WARRANTIES TO LENDER

In order to induce Lender to execute this Agreement, the Borrower, for itself and its subsidiaries (collectively, "they", "them" or "their") makes the following representations and warranties:

Section 5.1 Organization and Standing

5.1(a) They are duly organized, validly existing registered organizations in good standing under the laws of the state of formation. The spelling and identification of them in this Agreement are accurate in all respects and consistent with their registration. They are duly licensed or qualified to do business in each jurisdiction in which qualification is required by law, and they are in good standing in all such jurisdictions. They have full power and authority to own their properties and to carry on business in all jurisdictions where they are doing business. All leases relating to the use by them of properties or assets are in full force and effect. The Borrower has no subsidiaries other than (i) Media Sciences, UK Limited, which is a validly existing organization in good standing under the laws of the United Kingdom and a subsidiary of Media Sciences, Inc., and (ii) Media Sciences Trading, Ltd., which is a validly existing organization in good standing under the laws of Bermuda, and a subsidiary of Media Sciences International, Inc., and (iii) MSIA, LLC, which is a subsidiary of Media Sciences, Inc., which has no assets or Collateral; MSIA, LLC is an organization in good standing under the laws of Delaware.

5.1(b) They possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective business substantially as now conducted and as presently proposed to be conducted, and are, to the best of Borrower’s knowledge, not in violation of rights of others with respect to any of the foregoing.

5.1(c) Lender has been provided with a true copy of the filed Certificate of Incorporation, shareholder agreements, resolutions, bylaws and any amendments thereto (collectively and where applicable "Operating Documents") of them as the same are still in full force and effect. Lender may rely on the accuracy and integrity of the Operating Documents. Borrower has the authority to execute this Agreement and perform the undertakings set forth herein.

5.1(d) There has been no Certificate of Cancellation or Certificate of Dissolution filed on behalf of the Borrower nor has the Borrower been de facto dissolved by any event such as the death, retirement, resignation, expulsion, bankruptcy or dissolution of any shareholder or any other event which would cause the dissolution of Borrower pursuant to applicable law.

5.1(e) The individual(s) executing this Agreement on behalf of the Borrower are authorized as officers to do so and to bind and obligate Borrower pursuant to the terms hereof.

5.1(f) To the extent that the provisions of this Agreement are inconsistent with the provisions of the Operating Documents, the provisions of this Agreement will control.

Section 5.2 Power

5.2(a) The Borrower has the power to execute, deliver and carry out this Agreement, and such other related documents and instruments executed by it. The Borrower’s governing board has duly authorized and approved the terms of this Agreement and all related actions by it. No other action, whether by resolution, governmental entity, or otherwise, is necessary for the consummation of the transactions contemplated by this Agreement. The Borrower’s performance hereunder does not and will not constitute a breach or default of any agreement or law to which it is subject.

5.2(b) This Agreement and the documents relating thereto, upon execution and delivery, will constitute Borrower’s legal, valid and binding agreements enforceable in accordance with their terms.

Section 5.3 Litigation

There are no judgments, lawsuits, judicial proceedings, investigations or complaints pending or, to the best of the Borrower’s knowledge, threatened against them relating to any aspect of their business or properties, including but not limited to environmental protection except as described on Schedule 5.3 attached hereto. They are not in default with respect to any judgment, order, injunction or assessment issued by any court or any governmental agency relating to any aspect of their business or properties or relating to their ability to consummate the transactions contemplated by this Agreement.

Section 5.4 Financial Statements and Solvency

5.4(a) Prior to the execution of this Agreement, the Borrower has delivered to Lender its financial statements (the "Delivered Financials") requested by Lender. The Delivered Financials are accurate and complete, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly and accurately present the assets, liabilities, results of operations and capital as at the dates thereof. The Delivered Financials reflect or provide for all fixed and contingent claims against debts and liabilities as of the dates thereof. There has not been any material adverse change of financial condition between the date of the most recent of the Delivered Financials and the date of this Agreement. Other than as described on Schedule 5.3 attached hereto, to the best of Borrower’s knowledge, no fact or condition exists, is contemplated or threatened which may cause any such material adverse change at any time in the future.

5.4(b) Except as shown on the Delivered Financials, the Borrower has no other liabilities as of the date hereof which would materially or adversely affect its financial condition.

5.4(c) All books and records of account are accurate, complete in all material respects and properly reflect all transactions purported to be documented thereby.

5.4(d) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities). Borrower is paying its debts generally as they become due, and Borrower has capital and assets sufficient to carry on its business.

Section 5.5 Compliance with Law

5.5 (a) To the best of Borrower’s knowledge, they have, and at all times during the past have been, in compliance in all material respects with all laws, governmental rules and regulations applicable to their business and properties, including those relating to environmental protection.

5.5(b) To the best of Borrower’s knowledge, the Borrower is, and at all times during the past has been, in compliance with all requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., including, but not limited to, those regulations promulgated by the Architectural and Transportation Barrier Compliance Board at 36 CFR 1191 et seq., and by the Department of Justice at 28 CFR 36 et seq.

Section 5.6 No Adverse Restrictions

They are not subject to any provision in their Operating Documents, any contract, mortgage, lease, judgment, court order, rule or regulation, or any other restriction of any kind which would reasonably be expected to materially and adversely affect their business and properties, the results of their operations or their ability to fulfill any obligations in this Agreement or in any document relating thereto. No contract, instrument, understanding, judgment, statute, court order, rule or regulation to which they are a party or by which they are bound has been or will be violated or breached by the execution and performance of this Agreement.

Section 5.7 Taxes and Tax Returns

5.7(a) They have filed all tax returns which were required to be filed as of the date of this Agreement (or have obtained appropriate extensions therefor).

5.7(b) The provisions for taxes shown in the Delivered Financials are sufficient to satisfy all taxes due and all assessments received for all periods ended on or prior to the dates thereof.

5.7(c) As of the date of this Agreement, no taxes are due from Borrower and no tax liabilities have been assessed or proposed against Borrower which either remain unpaid or are not otherwise provided for in the Delivered Financials.

5.7(d) Except as provided for in the Delivered Financials, they are not aware of any basis upon which any assessment for a material amount of additional taxes can be made against them.

5.7(e) They have not signed any extension agreement with the Internal Revenue Service or any governmental authority or given any waiver of a statute of limitations with respect to the payment of taxes.

5.7(f) The results of any governmental examination or audit of tax returns are properly reflected in the Delivered Financials.

5.7(g) All taxes which they are required by law to withhold or collect (the "Withholding Taxes") have been duly withheld and collected. To the extent required, they have paid over the Withholding Taxes to the proper governmental authorities on a timely basis or have reflected them as a liability in the Delivered Financials.

Section 5.8 Title to Collateral

The Borrower has good and marketable title to all of its tangible and intangible assets subject only to those liens, encumbrances, security interests, assignments, pledges, mortgages or leases set forth on the Delivered Financials. The Borrower has good and marketable title and rights to the Collateral except for the security interest granted to Lender by the Borrower, or except as provided on Schedule 1 or in the other security and control agreements delivered in connection with this Agreement. The Borrower has the right and power to grant the security interests in and to the Collateral provided by or referred to in this Agreement. Except as herein provided, none of the Collateral is or is about to become subject to any other assignment, mortgage, pledge, lien, security interest, lease or encumbrance by virtue of the execution or performance of this Agreement.

Section 5.9 Use of Proceeds of the Revolving Loan

5.9(a) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Revolving Loan are not intended by the Borrower to be used to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose. If requested by Lender, the Borrower has furnished to Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

5.9(b) The Borrower is a "United States person(s)" and (except as otherwise permitted in this Agreement) does not intend to apply the proceeds of the Revolving Loan directly or indirectly to the "acquisition" of "stock" of a "foreign issuer" or "debt obligation" of a "foreign obligor", as such terms are defined in the United States Interest Equalization Tax Act, or to take or permit any other action which would subject Lender to the tax imposed by said Act.

5.9(c) The Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940. The application of the proceeds and repayment thereof of the Revolving Loan by the Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

5.9(d) The Revolving Loan has been requested by Borrower to pay debt facilities, for working capital purposes, and to finance a capital project in China and for other potential non-domestic acquisition opportunities acceptable to Lender.

Section 5.10 ERISA

To the best of the Borrower’s knowledge, Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC").Neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to as an "ERISA Affiliate," and any such employee benefit plan being referred to as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a) (3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

Section 5.11 OSHA

To the best of the Borrower’s knowledge, Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act ("OSHA") and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

Section 5.12 Inventory

To the best of the Borrower’s knowledge, the Inventory of the Borrower consists of items of a quality and quantity usable or saleable in the ordinary course of its business and is in compliance with the Fair Labor Standards Act. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided. The value of Inventory reflected on the Delivered Financials and Collateral reports is set at the lower of cost or market in accordance with GAAP.

Section 5.13 Accounts

The most recent list of Accounts of the Borrower delivered to Lender is complete in all material respects, and contains an accurate aging. Except as otherwise indicated, all of the Accounts are collectible, are subject to no counterclaims or setoffs of any nature whatsoever, and require no further action to constitute such accounts as due and owing by the account debtors. None of the Accounts includes any conditional sales, consignments or sales on any basis other than that of an absolute sale in the ordinary and usual course of business, except as otherwise noted. No agreement has been made under which any deductions or discounts may be claimed except regular discounts in the usual course of business.

Section 5.14 No Consents or Approvals Needed

To the best of the Borrower’s knowledge, under the state of the applicable law at the time of the signing of this Agreement, no approval, consent, authorization, or notice by or to any party, including a governmental entity, is required in connection with this Agreement and the consummation of the transactions and matters covered by this Agreement.

Section 5.15 Environmental Compliance

5.15(a) To the best of the Borrower’s knowledge, none of the Collateral or real or personal property owned or occupied by them in the State of New Jersey has ever been used by previous owners or operators to refine, produce, store, handle, transfer, process or transport hazardous substances, hazardous wastes, pollutants or other related substances as those terms are defined by New Jersey or federal law. Borrower has not nor intends to use any Collateral or real or personal property owned or occupied by it in the State of New Jersey for the purpose of refining, producing, storing, handling, transferring, processing or transporting such hazardous substances, hazardous wastes, pollutants or other related substances. Notwithstanding the foregoing, the Lender specifically acknowledges that the Borrower’s premises at 8 Allerman Road, in Oakland, New Jersey was the subject of an environmental remediation for which a no further action letter and covenant not to sue was issued by the New Jersey Department of Environmental Protection on July 21, 2005.

5.l5(b) To the best of the Borrower’s knowledge, no friable asbestos or any substance containing asbestos deemed hazardous by federal or state regulations has been installed in the Collateral.

5.15(c) To the best of the Borrower’s knowledge, neither Borrower nor the Collateral or real or personal property owned or occupied by Borrower in the State of New Jersey are in violation of or subject to any existing, pending, or, to its best knowledge, threatened investigation or inquiry or to any remedial obligations under any federal or state laws pertaining to health or the environment, including, but not limited to the Industrial Site Recovery Act f/k/a the Environmental Cleanup Responsibility Act ("ISRA") (N.J.S.A.13:1K-6 et seq., as amended), the Spill Compensation and Control Act (N.J.S.A.58:10 23.11 as amended), the Hazardous and Solid Waste Amendments of 1984 Pub. L98-616 (42 U.S.C. 699 et. seq., as amended); a certain statute adopted by New Jersey for registration of underground storage tanks (N.J.S.A.58:10-21 et seq.,), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et. seq., as amended) and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq., as amended); (all such federal, state, county, municipal or other laws, ordinances or regulations are hereinafter collectively referred to as the "Environmental Laws").

5.15(d) Borrower has not obtained and, to the best of the Borrower’s knowledge, is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment by reason of any Environmental Laws.

5.15(e) To the best of the Borrower’s knowledge, none of the Collateral or real or personal property owned or occupied by Borrower in the State of New Jersey has been used as a major storage facility or for the operation of a hazardous substance or waste disposal facility as those terms are defined by any Environmental Laws. None of the Collateral or real property is now or intended to be so used.

5.15(f) No lien or claim has been attached to or made against Borrower, any revenues, the Collateral or any real or personal property owned or, to the best of the Borrower’s knowledge, occupied by them in the State of New Jersey by the State of New Jersey or the federal government for damages or cleanup and removal costs, as those terms are defined by any Environmental Laws arising from an intentional or unintentional act or omission of Borrower or any previous owner or operator of their real or personal property resulting in the releasing, spilling, pumping, pouring, emitting, emptying, discharging or dumping of hazardous substances, hazardous wastes, pollutants or other related substances as those terms are defined by any Environmental Laws.

5.15(g) Neither Borrower nor, to the best of the Borrower’s knowledge, any occupant of any real property owned or leased by the Borrower in the State of New Jersey, has taken any intentional or unintentional act or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging or dumping of hazardous substances, hazardous wastes, pollutants or related substances as those terms are defined by any Environmental Laws.

Section 5.16 Identification of the Borrower

5.16(a) Schedule 2 annexed hereto sets forth a complete and accurate list of all names by which the Borrower is known or under which the Borrower is conducting business, including, without limitation, its fictitious names, alternate names and trade names. Schedule 2 sets forth all of the federal tax identification numbers of the Borrower and its organizational numbers (if any) assigned by the state of its organization.

5.16(b) Schedule 2 annexed hereto sets forth a complete and accurate list of all offices and locations at which the Borrower conducts any of its business or operations, the locations of all Collateral and records relating to Collateral and the Borrower's chief executive office, if any.

5.16(c) The Borrower has not, within the six (6) year period immediately preceding the effective date of this Agreement, changed its name, been the survivor of a merger or consolidation, or acquired all or substantially all of the assets of any person or entity except as otherwise set forth in Schedule 2.

5.16(d) All of the issued and outstanding capital stock or other ownership interests of the Borrower and its subsidiaries is owned and registered as otherwise disclosed in writing by or on behalf of the Borrower. Schedule 2 annexed hereto sets forth a complete and accurate list of all subsidiaries of the Borrower and identifies all applicable shareholder agreements (if any) among the Borrower and its subsidiaries.

5.16(e) Schedule 2 annexed hereto sets forth the North American Industry Classification System Code(s) (“NAICS”) applicable to the properties and operations of Borrower.

Section 5.17 Duration and Effect of Representations and Warranties

5.17(a) The representations and warranties made to Lender in this Article 5 are to be true, accurate and complete in all material respects for the duration of the term of this Agreement and are reaffirmed at the time of each advance under the Revolving Loan made hereunder.

5.17(b) None of the representations, warranties or statements made to Lender in this Agreement or in connection with this Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made not misleading.

ARTICLE 6. COVENANTS TO LENDER

In order to induce Lender to execute this Agreement, the Borrower, makes the following affirmative covenants:

Section 6.1 Payment of Debt

The Borrower is to pay all of its obligations, to Lender, including the Debt to Lender, when due in accordance with such documents evidencing or documenting such obligations including but not limited to, this Agreement.

Section 6.2 Change of Financial Conditions

Any and all future substantial and material adverse changes in the Borrower’s financial condition is to be immediately brought to the attention of Lender.

Section 6.3 Litigation

The Borrower is to immediately notify Lender if any judgments, lawsuits, losses, claims, judicial proceedings, investigations, complaints, notices, or citations including but not limited to, those relating to occupational health, safety, or environmental protection, including changes to those that are already identified on Schedule 5.3 hereto, are pending or threatened against the Borrower in an amount claimed of $50,000.00 or more, individually or in the aggregate.

Section 6.4 Organization and Standing

The Borrower is to continue to be duly licensed or qualified to do business in each jurisdiction in which qualification is required by law, and to continue to be in good standing and to preserve legal existence.

Section 6.5 Compliance with Law

The Borrower is to comply in all material respects with all laws, governmental rules and regulations applicable to its business and properties, including, but not limited to, ERISA, OSHA and Environmental Laws.

Section 6.6	Taxes

The Borrower is to make due and timely payment (subject to extensions duly requested and obtained) of all Federal, State and local taxes and assessments required by law and to execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit of any such taxes or assessments.

Section 6.7 Reports

The Borrower is to provide to Lender, (for Lender, Participant, or governmental authority having jurisdiction) in form and substance satisfactory to Lender:

6.7(a) As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet as of the end of such year and statements of income, cash flows and changes in equity for such year (all in reasonable detail and with all notes and supporting schedules), prepared on an audited basis by an independent certified public accountant (“CPA”) reasonably satisfactory to Lender, and attested to by the chief financial officers of Borrower, as presenting fairly Borrower's financial condition as of the dates and for the periods indicated and as having been prepared in accordance with GAAP, except as may be otherwise disclosed in such financial statements or the notes thereto, together with 10K financial reports, accompanied by an accountant's reliance letter acknowledging Lender's reliance upon such balance sheet and financial information and an unqualified opinion from the CPA in form and substance acceptable to Lender. The Borrower is to also deliver a certificate as to its compliance with all applicable financial covenants herein (containing detailed calculations of all financial covenants) for the period then ended and whether any event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take (“Compliance Certificate”). In addition, within two hundred ninety (290) days after the end of each fiscal year of Borrower, Borrower is to deliver to Lender certified copies of Borrower’s state and federal income tax returns for such fiscal year.

6.7(b) As soon as available, but in no event later than forty-five (45) days after the end of the first, second and third quarterly fiscal periods of Borrower, a Form 10Q or a balance sheet as of the end of such period and statements of income, cash flows and changes in equity for such period commencing at the end of the previous fiscal year and ending with the end of such period (all in reasonable detail), prepared by the Borrower, adjusted by the Borrower to conform with GAAP, and certified by the chief financial officers of the Borrower, together with a Compliance Certificate.

6.7(c) Prior to the close of each fiscal year end of Borrower, a budget for the next fiscal year, including a profit and loss statement all prepared on a quarterly basis in form and substance acceptable to Lender.

6.7(d)(i) On or before the fifteenth (15th) day of each month in such form as may be required by Lender from time to time, a certificate or borrowing base and such other reporting as Lender may require (in such form reasonably required by Lender) of the Borrower certifying Borrower’s calculations of the amount it may borrow under the Revolving Loan and either describing each Qualified Account, or, if Lender so elects, certifying the face amount of all Qualified Accounts in the aggregate, and a certified statement of Inventory position of the Borrower showing Inventory on hand, Inventory represented or covered by warehouse receipts or bills of lading, Qualified Inventory on hand and Inventory in possession of bailees, including the names and addresses of such bailees.

6.7(d)(ii) On a weekly basis (or more frequently as Lender may require during a Default Period or if the amount which Borrower may borrow under the Revolving Loan is less than $500,000.00 in any month) in such form as may be required by Lender from time to time, a certificate or borrowing base and such other reporting as Lender may require (in such form reasonably required by Lender) of the Borrower certifying Borrower’s calculations of the amount it may borrow under the Revolving Loan and either describing each Qualified Account, or, if Lender so elects, certifying the face amount of all Qualified Accounts in the aggregate, and a certified statement of Inventory position of the Borrower showing Inventory on hand, Inventory represented or covered by warehouse receipts or bills of lading, Qualified Inventory on hand and Inventory in possession of bailees, including the names and addresses of such bailees. In the event that any such event of Default has either been cured or waived as determined by Lender, and if the amount which the Borrower may borrow under the Revolving Loan is equal to or greater than $500,000.00 in two successive months thereafter, Borrower need no longer make such more frequent reporting and may proceed in accordance with reporting on a weekly basis.

6.7(e) On or before the fifteenth (15th) day of each month, a detailed aging report setting forth the amount due and owing on Accounts on the Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender showing all sales, collections, backlogs, payments and adjustments to Accounts, together with a current list of names and addresses of all account debtors on the Borrower's books as of the close of the preceding month.

6.7(f) On or before the fifteenth (15th) day of each month, a detailed aging report setting forth the amount due and owing on the Borrower's accounts payable on the Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender showing all purchases, payments and adjustments to accounts payable on the Borrower's books as of the close of the preceding month.

6.7(g) Immediately (and in addition to such notice required by Section 6.7(d) hereof), notice of any change in the status of Inventory or an Account from one Qualified to one which is not, but only if such change occurs (i) during a Default Period, or (ii) following such time as the amount which the Borrower may borrow under the Revolving Loan is less than $500,000.00 in any month. .

6.7(h) Immediately, notice of any material rejection of goods, delay in performance, or claims made (other than good faith claims made in the ordinary course of business) in regard to Accounts.

6.7(i) Immediately, notice, in such form acceptable to Lender, stating such information and attaching such pertinent documentation as to any and all claims, citations, demands, notices or events,

the occurrence of which would make any representation, warranty or covenant of them to be untrue in any material respect or incapable of performance.

6.7(j) Upon demand, and to the extent not previously provided:

(A) Certificates of insurance and lender’s loss payable endorsements for all policies of insurance to be maintained pursuant to this Agreement;

(B) An estoppel certificate executed by an authorized representative of the Borrower indicating that there then exists no event of Default, not less than quarterly, such estoppel certificate must specify that there then exists no event(s) of Default defined in this Agreement;

(C) All original and other documents evidencing right to payment or evidencing Accounts, including but not limited to invoices, original orders, shipping and delivery receipts;

(D) All information received by the Borrower affecting the financial status or condition of any account debtor;

(E) Assignments, in form reasonably acceptable to Lender, of all Qualified Accounts, and of the monies due or to become due on specific contracts; and

6.7(k) From time to time and at the time of each advance, such information as Lender may reasonably request, including financial projections, cash flow analysis and information otherwise to be submitted in accordance with this Section.

6.7(l) Promptly after preparation or receipt:

(A) Copies of all reports, including annual reports, and notices which the Borrower and its subsidiaries file with or receive under ERISA, OSHA or any occupational safety, pension or retirement, or Environmental Laws;

(B) Upon request by Lender, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to this Agreement; and

(C) Copies of all proxy statements, financial statements, and reports which the Borrower and its subsidiaries send to stockholders or owners, and copies of all regular, periodic, and special reports, and all registration statements which they file or receive with any national securities exchange or regulatory agency.

Section 6.8 Access to Records and Property

No more than three (3) times per year, and subject to the limitations set forth in Section 6.19(c) hereof, the Borrower is to give any representatives of Lender or independent contractor selected by Lender access during normal business hours (and during any Default Period at any time) to conduct a field examination and audit of the Collateral, and at any time and from time to time, to examine, copy or make extracts from, any and all books, records and documents in its possession relating to its affairs and the Collateral, and to inspect any of its properties wherever located at the expense of Borrower, payable upon demand by Lender. Such limitations do not apply during a Default Period. During a Default

Period, in the event that during the term of this Agreement or any extension thereof, Lender deems it reasonably necessary to obtain a current appraisal of any Collateral, Lender may engage the services of an appraiser in providing the current appraisal which expense is to be paid by Borrower upon demand by Lender.

Section 6.9 [Intentionally Omitted]

Section 6.10 Preservation of Title to Collateral

The Borrower is to immediately notify Lender of any material loss or damage to, or any occurrence which would adversely affect the security interest of Lender in and to the Collateral. The Collateral is to be free and clear of all assignments, mortgages, pledges, liens, security interests, leases, or encumbrances, except as provided on Schedule 1. The Borrower is to continue to maintain good and marketable title to the Collateral, except as provided in this Agreement, at the sole expense of the Borrower.

Section 6.11 Financial Records and Location of Collateral

The Borrower is to maintain true, accurate and complete books, records, and accounts of its business affairs in accordance with GAAP. The Borrower is to keep accurate records of the Collateral, which records are at all times to be physically located at the chief executive office of the Borrower set forth on Schedule 2. All tangible Collateral is to be physically located at the address of the Borrower set forth on Schedule 2, unless otherwise agreed by Lender and documented to the satisfaction of Lender.

Section 6.12 Condition of Buildings and Collateral

All Collateral is to be used solely by the Borrower in connection with its business. The Borrower is to maintain the Collateral and they are to maintain their buildings, plants, improvements and structures in good condition, repair and in compliance with all zoning laws, ordinances, and regulations of governmental authorities having jurisdiction.

Section 6.13 Insurance

6.13(a) The Borrower is to maintain in full force and effect on the Collateral (and on all of its other assets, if requested by Lender), the following insurance:

(i) Comprehensive general public liability insurance in commercially reasonable amounts consistent with Borrower’s past practice and acceptable to Lender;

(ii) "All-Risk" coverage policy of fire, pilferage, theft, burglary, loss in transit, title and extended coverage hazard insurance (together with vandalism and malicious mischief endorsements) in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the Collateral; and

(iii) Boiler and machinery insurance covering vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment in such amounts as Lender requires from time to time, provided that such equipment is part of the Collateral.

(b) Each insurance policy required under this Section 6.13 is to be written by insurance companies authorized or licensed to do business in New Jersey having an Alfred M. Best Company, Inc. rating of A+ or higher and a financial size category of not less than VII, and is to be on such forms and written by such companies as reasonably approved by Lender.

(c) Each insurance policy required under this Section 6.13 providing insurance against loss or damage to property is to be written or endorsed so as to (i) contain a New Jersey standard mortgagee, secured party, or lender’s loss payee endorsement, as the case may be, or its equivalent, and (ii) make all losses payable directly to the Lender, without contribution.

(d) Each insurance policy required under this Section 6.13 providing public liability coverage is to be written and endorsed so as to name the Lender as an additional insured, as its interest may appear.

(e) Each insurance policy required under this Section 6.13 is to contain a provision to the effect that such policy is not to be canceled, altered or in any way limited in coverage or reduced in amount unless the Lender is notified in writing at least thirty (30) days prior to such change. At least thirty (30) days prior to the expiration of any such policy, the Borrower is to furnish evidence satisfactory to the Lender that such policy has been renewed or replaced or is no longer required by this Section.

(f) Each insurance policy required under this Section 6.13 (except flood insurance written under the federal flood insurance program) is to contain an endorsement by the insurer that any loss is to be payable to Lender, as its interest may appear, in accordance with the terms of such policy notwithstanding any act or negligence or breach of any warranty of or by the Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim, deduction or subrogation against the Borrower (so as not to interfere with Lender's rights).

(g) In the event of loss or damage to the Collateral, the proceeds of any insurance provided hereunder is to be applied as set forth in Section 6.13(k); except that if there is a public liability claim, the proceeds of any insurance provided hereunder is to be applied toward extinguishing or satisfying the liability and expense incurred in connection therewith.

(h) The Borrower is not to take out any separate or additional insurance with respect to the Collateral which is contributing in the event of loss unless it is properly compatible with all of the requirements of this Section.

(i) Borrower is to pay the premiums on the policies therefor as they become payable, and is to deliver to Lender such policies, with standard clauses in favor of Lender attached.

(j) Each insurance policy required under this Section 6.13 is to be written and endorsed to provide that the intentional actions of Borrower are not to affect the insurable interest of Lender or prevent payment of the proceeds of the policy to Lender.

(k) Lender is entitled to receive all insurance proceeds. So long as no event of Default has occurred, Lender is to promptly deliver such insurance proceeds to Borrower to be applied to the cost of the replacement or repair of the Collateral (or to reimburse Borrower therefor, to the extent Borrower has already paid for same). During a Default Period, Lender may, at its option, either apply the insurance proceeds on account of the Debt or deliver them to Borrower for pay for (or reimburse Borrower for) the cost of the replacement or repair of the Collateral.

(l) In no event is Lender required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage does not comply with the requirements of this Agreement.

Section 6.14 Further Assurances

6.14(a) The Borrower is to execute and/or hereby consents to the execution and filing by Lender of such further instruments and documents, including Uniform Commercial Code financing statements, as may be required by Lender in order to render effective the terms and conditions of this Agreement. Any such Uniform Commercial Code financing statements are to be filed in such locations as Lender may require, at Borrower's sole expense. If requested, the Borrower is to provide Lender with satisfactory evidence of such filing(s) prior to any advance under the Revolving Loan.

6.14(b) Borrower will promptly notify Lender in writing in the event that Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification must include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the document number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Borrower is to execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Debt.

6.14(c) Borrower is to provide Lender with satisfactory evidence that any common law or statutory liens affecting any of the Collateral, including, but not limited to landlords lien or materialman's lien, have been subordinated in favor of Lender's security interest or adequate reserves established in the discretion of Lender prior to any advance under the Revolving Loan.

6.14(d) Borrower is to provide Lender with true copies of all documents (negotiable or non-negotiable) which evidence bailments together with evidence that all bailees have acknowledged that they hold Collateral for the benefit of Lender if required by Lender.

Section 6.15 Identification of Collateral

If requested by Lender, the Borrower is to cause each unit of Collateral to be kept numbered and identified in order to protect the security interest of Lender in and to such Collateral.

Section 6.16 Delivery of Documents

If any of the Accounts are evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, Borrower is to promptly endorse and deliver them to Lender in trust for Lender. The Borrower is to waive protest regardless of the form of the endorsement. If the Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on behalf of the Borrower. Lender may establish reserves subject to Borrower's compliance with this Section.

Section 6.17 Government Contracts

If any of the Collateral arises out of contracts with the United States, or any of its departments, agencies or instrumentalities, the Borrower is to notify Lender and execute any necessary instruments or documents requested by Lender in order to insure that all monies due or to become due under such contracts are to be made payable to Lender and that proper notice of such assignment is given under applicable Federal law.

Section 6.18 Trademarks, Patents and Copyrights

If any of the Collateral consists of trademarks, patents or copyrights, the Borrower is to:

(a) comply with all applicable federal and state law regulating the maintenance and quality;

(b) execute such documents and take such other actions necessary to extend the Collateral to any newly issued trademarks, patents or copyrights;

(c) maintain the exclusive right to use the trademarks, patents and copyrights;

(d) execute such documents to assign to Lender all of the Borrower's rights to the trademarks, patents and copyrights as security for the Debt.

Section 6.19 Fees

(a) Commitment Fee. Borrower is to pay Lender a commitment fee of $20,000.00. Such fee is deemed earned in full and payable on the date of the execution of this Agreement and is not subject to rebate or pro ration upon termination of this Agreement for any reason.

(b) Unused Line Fee. If, for any month during the term of this Agreement, the average daily unpaid balance of the outstanding advances for each day of such month does not equal the maximum Advance Limit, then Borrower is to pay to Lender a fee at a rate equal to 0.25% per annum on the amount by which the maximum Advance Limit exceeds such average daily unpaid balance. Such fee is payable to Lender in arrears on the last day of each month. The Unused Line Fee is deemed earned in full on the date when same is due and payable hereunder and is not subject to rebate or pro ration upon termination of this Agreement for any reason.

(c) Field Examination Fee. Upon demand, Borrower is to pay Lender a field examination fee of $750.00 per man/day (not to exceed $12,000.00 per annum, provided that an event of Default has not occurred), plus expenses. Such fees are deemed earned in full on the date when same are due and payable hereunder and are not subject to rebate or pro ration upon termination of this Agreement for any reason.

(d) Letter of Credit Fees. Upon demand, Borrower is to pay Lender: (i) standby letter of credit fees of two (2%) percent per annum of the face for each, together with customary bank charges, (ii) documentary letter of credit and bankers acceptances fees of one- half of one (½% ) percent of the face for each, and for each 90 days (or any portion thereof) that each instrument is in effect, together with customary bank charges.

Section 6.20 Duration of Covenants

The covenants made in this Agreement are to remain in effect for the duration of the term of this Agreement.

ARTICLE 7. COVENANTS TO LENDER
REGARDING PROHIBITED TRANSACTIONS

In order to induce Lender to execute this Agreement, the Borrower makes the following negative covenants:

Section 7.1 Merger or Consolidation

The Borrower is not to merge with, consolidate with, or acquire any assets of any other corporation, partnership, or entity except for the purchase of assets in the ordinary course of business, nor acquire all or substantially all of the assets or stock of any other corporation, partnership, or entity without the prior written consent of Lender, which consent is not to be unreasonably withheld or delayed.

Section 7.2 Sale of Assets

Other than the sale or lease of Inventory in the ordinary course of business, the Borrower is not to sell, transfer or encumber any of its property or assets without the prior written consent of Lender.

Section 7.3 Other Liens

The Borrower is not to incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except (a) liens for taxes not delinquent; (b) those liens in favor of Lender created by this Agreement and related documents; (c) those liens set forth on Schedule 1 annexed hereto; (d) those liens, such as carrier, warehousemen, unemployment or retirement liens arising by operation of law in the ordinary course of business if subordinated on terms acceptable to Lender or reserves established to the reasonable satisfaction of Lender; or (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the use or occupation of those properties or assets.

Section 7.4 Other Liabilities

Without the prior written consent of Lender, which consent is not to be unreasonably withheld or delayed, the Borrower is not to incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money, the deferred purchase price of property, or the lease of assets or property for the conduct of business in excess of $50,000.00, except (a) the Debt to Lender; (b) indebtedness subordinated to payment of the Debt on terms approved by Lender in writing; (c) those liabilities set forth on Schedule 1 or otherwise permitted by this Agreement, (d) those leases already in effect as of the effective date of this Agreement as disclosed in the Delivered Financials; or (e) trade payables in the ordinary course of business.

Section 7.5 Dividends and Capital Distributions

During a Default Period, the Borrower is not to declare or pay any cash dividends or other cash distributions on its capital stock or ownership interests, nor effect any distribution, redemption or other acquisition of any of its capital stock or other ownership interests.

Section 7.6 Guaranties

The Borrower is not to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or entity except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 7.7 Revolving Loans or Investments

The Borrower is not to make any advances or loans to the Borrower's officers, directors, partners or employees or any entity.

Section 7.8 Impairment of Title to Collateral

The Borrower is not to sell, conditionally sell, sell on approval, consign, lease, encumber, transfer, remove from its premises set forth on Schedule 2 or otherwise dispose of any Collateral (other than Inventory in the ordinary course of business or other than Accounts for collection, without recourse, in the ordinary course of business) without the prior written consent of Lender. The Borrower is not to transfer or create Chattel Paper without placing a legend thereon indicating Lender's security interest. Subject to the provisions of Section 1.5(a) hereof, the Borrower is to promptly deliver the proceeds or other value received by the Borrower to Lender to reduce the amount of the Debt applied in the discretion of Lender. Such proceeds or value is to be applied in accordance with the provisions of Section 1.5(a) hereof.

Section 7.9 Future Adverse Restrictions

The Borrower is not to change its status as a registered organization (if applicable), Operating Documents, the nature of its business or management structure; notwithstanding, Borrower may dissolve Cadapult Graphic Systems, Inc. and/or MSIA, LLC provided in each case that it then is inactive, has no assets and has no ownership or rights to any Collateral. Borrower may create or establish any subsidiary, following notice to Lender provided that Borrower is to (i) execute and deliver to Lender a pledge and security agreement pledging to Lender as additional security for the Debt sixty-five (65%) percent of the outstanding stock (whenever issued) of any foreign subsidiary(ies) of the Borrower now in existence or formed after the date hereof, and (ii) deliver to Lender the stock certificates evidencing such stock together with the duly executed stock powers (undated and in blank) with respect thereto, all in form and substance satisfactory to Lender to be deemed part of the Collateral.

Section 7.10 Settlements

The Borrower is not to compromise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of Lender.

Section 7.11 Change of Location or Name

The Borrower is not to change the place where its books and records are maintained, change its name, change its location as the term is now or hereafter defined in the Uniform Commercial Code, change the nature of its business in any material respect, or transact business under any other name without the prior written consent of Lender, which consent is not to be unreasonably withheld or delayed. Within four (4) months of any permitted change, the Borrower is to authenticate or otherwise cooperate in any action reasonably deemed necessary by Lender to maintain its rights and security interests as provided in this Agreement.

Section 7.12 Affiliates

The Borrower is not to enter into or be a party to any transaction with any Affiliate (defined as any business, person, corporation, partnership or entity affiliated by common ownership or interest, or familial lineage, and their successors and assigns) except in the ordinary course of and pursuant to the reasonable requirements of business and upon fair and reasonable terms which are fully disclosed to Lender and are not more favorable to any of them than would be obtained in an arms length transaction.

Section 7.13 Change of Accounting Practices

The Borrower is not to change its present accounting principles or practices in any material respect, except as may be required by changes in generally accepted accounting principles.

Section 7.14 Inconsistent Agreement

The Borrower is not to enter into any agreement containing any provision that would be violated by the performance of Borrower's obligations under this Agreement or under any document delivered or to be delivered by it in connection therewith.

Section 7.15	Ratio of Debt to Tangible Net Worth

The Borrower is not to cause or permit its ratio of total liabilities to Tangible Net Worth to be more than 2.5:1, tested quarterly. Tangible Net Worth is defined as book net worth less all intangible assets. Both total liabilities and Tangible Net Worth are to be determined according to GAAP.

Section 7.16 Fixed Charge Coverage Ratio

The Borrower is not to cause or permit its Fixed Charge coverage ratio, tested quarterly, on a rolling three month basis for the quarter ending March 31, 2008, rolling six month basis for the quarter ending June 30, 2008, rolling nine month basis for the quarter ending September 30, 2008 and rolling 12 month basis thereafter and for each quarter thereafter, to be less than 1.05:1. Fixed Charge is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") less the sum of: cash taxes, cash capital expenditures, any cash dividends, distributions or loans, and other cash payments not captured on the current profit and loss statement, (provided, however, for all determinations made for the periods up to and including June 30, 2008, cash tax refunds will be added to the foregoing and up to $2,000,000.00 of advances made by Lender hereunder will be considered as funding for capital expenditures); divided by principal payments on term debt (or capital leases), and cash interest. For all of the foregoing determinations, any equity contribution made to the Borrower will be applied to offset cash capital expenditures.

Section 7.17 No Violations of Environmental Statutes

The Borrower is not to cause or permit to exist a releasing, spilling, leaking, pumping, emitting, pouring, emptying, discharging, or dumping of a hazardous substance, hazardous wastes, pollutants or related substances as those terms are defined by any Environmental Laws, whether or not resulting in a lien or claim being attached or made against it for damages or cleanup costs by the State of New Jersey or the Federal government.

Section 7.18 Violation of Representations, Warranties and Covenants

The Borrower is not to take any action or omit to take any action which could render any of its representations, warranties or covenants to be untrue or incapable of performance.

Section 7.19 Duration of Covenants Regarding Prohibited Transactions

The covenants made in this Article 7 are to remain in effect for the duration of the term of this Agreement.

ARTICLE 8. MISCELLANEOUS RIGHTS AND DUTIES OF LENDER

Section 8.1 Charges Against Credit Balances

Borrower hereby grants to Lender a lien, security interest and a right of setoff as security for all liabilities and obligations to Lender, including, but not limited to, the Debt, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time during a Default Period, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Loan. Any and all rights to require Lender to exercise its rights or remedies with respect to any other Collateral which secures the Debt, prior to exercising its right of setoff with respect to such deposits, credits or other property of Borrower are hereby knowingly, voluntarily and irrevocably waived. Lender is not required to marshal any present or future security for, or guarantees of, the obligations or to resort to any such security or guarantee in any particular order and Borrower waives, to the fullest extent that it lawfully can, (a) any right it might have to require Lender to pursue any particular remedy before proceeding against it and (b) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the Debt is paid in full.

Section 8.2 Collections; Modification of Terms

At any time during a Default Period, Lender, without notice, in its sole and absolute discretion, may make any compromises it deems desirable, or otherwise modify the terms or rights of the Borrower with respect to any of the Collateral without notice and without otherwise discharging or affecting the Debt.

Section 8.3 Notification of Account Debtors

At any time during a Default Period, Lender, in its sole and absolute discretion, may require the Borrower to notify and obtain the acknowledgment of any account debtor or bailee of Lender's security interest in the Collateral. At any time during a Default Period, Lender may, in its sole and absolute discretion, without notice: (1) notify any account debtors on any of the Accounts to make payment directly to Lender, and/or enforce the Borrower's rights of every type and nature as against any such account debtors or collateral which secures their obligations to Borrower; or (2) endorse all items of payment or Collateral received by Lender which are payable to the Borrower. In the event that Lender elects to foreclose a mortgage securing any such account debtors' obligations to Borrower, Lender may record a copy or abstract of this Agreement and an affidavit of default in the public records where such mortgage is recorded. Until such time as Lender elects to exercise these rights, the Borrower is to act upon and protect the Collateral under the restrictions and terms of this Agreement only.

Section 8.4 Uniform Commercial Code

At all times prior to and following Default, Lender is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as now or hereafter enacted in New Jersey and any other jurisdiction where Collateral is located.

Section 8.5 Preservation of Collateral

At any time during a Default Period, Lender, without notice, in its sole and absolute discretion, may take any and all action which, in its sole and absolute discretion, is necessary and proper to preserve the Collateral, or Lender's interests under this Agreement, including without limitation, those duties of the Borrower imposed by this Agreement. Any sums so expended by Lender are to be secured by the Collateral and added to the Debt. Such sums (including reasonable attorneys' fees) are to be payable on demand with interest at the highest interest rate set forth in this Agreement until repaid by Borrower. At any time during a Default Period, Lender may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Debt, or apply the same to any obligation.

Section 8.6 Mails

At any time during a Default Period, Lender, without notice, in its sole and absolute discretion, is authorized to (and the Borrower is to, upon request of Lender) notify the postal authorities to deliver all of the Borrower's mail, correspondence or parcels to Lender at such address as Lender may direct.

Section 8.7 Test Verifications

At any time prior to Default in its reasonable discretion, and at any time during a Default Period in its sole and absolute discretion, Lender, without notice, may, in its name or in the name of others, make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable with or without the assistance of the Borrower.

Section 8.8 Power of Attorney

Lender is hereby irrevocably appointed and authenticated by Borrower as its lawful attorney and agent in fact to file, authenticate or execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law. The Borrower hereby grants a power of attorney to Lender to endorse the Borrower's name on checks, notes, acceptances, drafts and any other documents or instruments requiring the Borrower's endorsement, to change the address where the Borrower's mail should be sent and to open all mail during a Default Period, and to do such other acts and things necessary to effectuate the purposes of this Agreement when so permitted by the terms of this Agreement. All acts by Lender or its designee are hereby ratified and approved, and neither Lender, nor its designee, is to be liable for any acts of omission or commission, or for any error of judgment or mistake unless the result of gross negligence or willful misconduct. The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable during the term of this Agreement. During a Default Period, whenever Lender deems it desirable that any legal action be instituted with respect to any Collateral or that any other extraordinary action be taken in an attempt to effectuate collection of any Collateral, Lender may reassign the item in question to the Borrower (without recourse to Lender) and require the Borrower to proceed with such legal or other action, at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such items are to, nevertheless, be treated as proceeds of Collateral.

Section 8.9 Replacement Documents

Upon receipt of an affidavit of an officer of Lender (and appropriate indemnification from Lender reasonably acceptable to Borrower) as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of such Note or other document(s), Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

ARTICLE 9. DEFAULT

Section 9.1 Definition of Default

The Borrower is in default and the Debt becomes immediately due and payable, without notice, at the option of Lender upon the occurrence of any or all of the following events, circumstances or determinations ("Default"):

9.1(a) Upon the failure of the Borrower to pay, when due, all or any part of Debt as set forth in any instrument, document, or agreement evidencing the Debt executed between the Borrower and Lender.

9.1(b) Upon the failure of the Borrower to observe or perform any non-monetary covenant, term or condition required by this Agreement or by any other instrument, document or agreement related thereto as executed between the Borrower and Lender within fourteen (14) days of such failure; but such fourteen (14) day period does not apply if either (i) such failure cannot be cured by the Borrower within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender.

9.1(c) Upon the occurrence of any event of default as defined with reference to any other obligation or indebtedness on account of borrowed or otherwise financed obligations of the Borrower in excess of $50,000.00 to any third parties so that the holder of such obligation or indebtedness declares or has the right to declare such obligation or indebtedness due prior to its date of maturity.

9.1(d) Upon any breach of representation or warranty in any material respect by the Borrower, or if any such representation or warranty is no longer true in all materials respects or capable of performance.

9.1(e) Upon the submission to Lender of any materially false or fraudulent statement by the Borrower, whether or not in connection with this Agreement.

9.1(f) [Intentionally omitted].

9.1(g) Except as permitted herein, upon the termination, suspension, dissolution, or the liquidation of any business in any material amount or degree as conducted by the Borrower.

9.1(h) Upon the commencement, by, against or as to the Borrower of any insolvency proceedings, bankruptcy proceedings, reorganization proceedings, assignment for the benefit of creditors, or proceedings of like character, or the appointment of a receiver, custodian or trustee as to any or all assets; in the event of any involuntary proceeding, if it has not been dismissed within thirty (30) days of the institution thereof (it being understood that no advances under the Revolving Loan will be made during such time unless an order from the Bankruptcy Court acceptable to Lender has been issued).

9.1(i) Upon the occurrence of any event of default otherwise defined (after taking into account applicable notice and cure periods, if any) in any separate instrument, document, or agreement existing now or in the future executed by or among the Borrower and Lender, any Participant, or their Affiliate.

9.1(j) Upon the entry of any judgment(s) against the Borrower in the aggregate in excess of $50,000.00, which remains unpaid, undischarged, unsatisfied, unbonded or undismissed following thirty (30) days after entry.

9.1(k) Upon the event that any or all of the assets of the Borrower, including, but not limited to the Collateral, are attached, distrained, levied upon or made subject to any lien not discharged or removed.

9.1(l) Upon the event of any material (as determined by Lender in its sole and absolute discretion) diminution in the value of any Equipment or any other fixed assets constituting a part of the Collateral.

9.1(m) Upon the event of any loss, repossession, reclamation, damage, theft, condemnation or destruction to any asset(s) having a value in excess of $50,000.00 of the Borrower whether or not covered by insurance.

9.1(n) Upon the event that the Borrower is determined by a court of competent jurisdiction, or seeks to determine that it is to be no longer liable for its obligations as contemplated by this Agreement or related documents.

9.1(o) Upon any investigation undertaken by any governmental entity or if any indictment, charge or proceeding is filed or commenced, whether criminal or civil, pursuant to Federal or State law against Borrower for which forfeiture of any of the property or assets of Borrower is a penalty.

9.1(p) Upon the event that Borrower takes any action to authorize its liquidation or dissolution.

9.1(q) Upon the event that Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale.

9.1(r) In the event that, with respect to any Plan (as defined in Section 5.10 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, would reasonably be expected, in the reasonable opinion of Lender subject Borrower to any tax, penalty or other liability that would reasonably be expected, singly or in the aggregate to have a material adverse effect on the financial condition or the properties or operations of Borrower:(a) a reportable event as defined in Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

9.1(s) Upon the event that Lender fails to have any or all of the security interests contemplated with respect to the Collateral set forth in this Agreement due either to any action or inaction by or on behalf of the Borrower, or due to an event of Default.

9.1(t) [Intentionally omitted].

ARTICLE 10. REMEDIES OF LENDER UPON DEFAULT

Section 10.1 Rights of Lender

During a Default Period, Lender has the right, without notice:

10.1(a) Collection - To institute legal or deficiency proceedings or otherwise enforce its rights to collect the Debt against the Borrower, all of which becomes immediately payable. If a judgment is entered in favor of Lender, the lien of the judgment relates back to the earliest date of perfection of the Lender's security interests hereunder.

10.1(b) Set Off - To charge, setoff and withdraw from any credit balance which the Borrower may then have with Lender, Participant, or with any Affiliate thereof, such amounts as may be necessary to satisfy the Debt.

10.1(c) Existing Commitments - To terminate and cancel any existing commitment to the Borrower for a line of credit, loan, or balance of the Revolving Loan or any other Debt.

10.1(d) Assembly of Collateral - With or without judicial process, (i) to seize the Collateral or to require the Borrower to assemble the Collateral or (ii) to render the Collateral unusable without need for Lender to post a bond or security or (iii) to make the Collateral available at a Lender designated place for sale, lease, license or other disposition by Lender (and if such disposition is to Lender, at a public execution unless the Collateral is that customarily sold on a recognized market or the subject of widely distributed standard price quotations) to satisfy the Debt without any right of Borrower to adjourn such disposition. Any such sale, lease, license or other disposition may be made of the Collateral in its present condition or following any commercially reasonable preparation or processing at the expense of Borrower.

10.1(e) Disposition License - To exercise a royalty-free, non-exclusive license in the General Intangibles, including tradenames, trademarks, copyrights, patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose of the right to: (i) advertise and sell, lease, license or transfer any Collateral bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of any other Collateral or real property on which such Collateral may be located for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory.

10.1(f) Tax Notification - To sign the name of Borrower upon any local, state or federal agency information release form including, but not limited to, Tax Information Authorization Form 8821 of the Internal Revenue Service.

10.1(g) Cumulative Rights - To exercise all rights and remedies set forth in this Agreement or otherwise provided by law or other agreement (whether or not referred to in this Agreement) on a cumulative or simultaneous basis and in any order selected by Lender; or

10.1(h) Rights of Transferee - A transferee who purchases, leases, licenses or otherwise receives the benefits of a disposition of Collateral after Default takes free of all Borrower's rights and the rights of any subordinate security interest or lien. A transferee is entitled to the recording of a transfer statement to document public notice of such disposition.

Section 10.2 Application of Proceeds of Disposition of Collateral

The proceeds of any sale, lease, license or other disposition of the Collateral are to be applied to satisfy the following items in the following order:

10.2(a) First, to Lender's expenses in preserving its interests and rights hereunder, to expenses incurred by Lender in realizing upon security interests created or referred to herein, and expenses of Lender in enforcing and defending its rights as set forth in Article 2 and Article 8 of this Agreement.

10.2(b) Second, to the Debt as defined in this Agreement.

10.2(c) Third, any excess or amounts remaining are to be paid to any subordinate security interest or lien if the holder thereof supplies proof of its interest or lien and if the holder thereof makes an authenticated demand therefor before distribution and any balance thereafter is to be paid to Borrower unless Lender determines that reserves (for unpaid costs incurred by Lender or to abide a final accounting of the amount of the Debt) are warranted to implement the indemnification provisions of this Agreement.

Section 10.3 Redemption of Collateral

In the event that the Borrower may elect to redeem any or all of the Collateral prior to the sale, lease, license or other disposition by Lender, the Borrower is to pay to Lender, in full, the Revolving Loan and that additional part of the Debt that Lender requires.

Section 10.4 Notice of Disposition of Collateral

If the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender need not give notice of any intended disposition of the Collateral. In all other cases, Lender is to give authenticated reasonable notice to Borrower and any other party entitled thereto under applicable law of the time and place of a public sale, lease, license or other disposition of the Collateral. Authenticated notice is presumed to be reasonable (a) if sent ten (10) days prior to such disposition unless a shorter period is warranted under the circumstances, (b) if sent to the chief executive office and, if none, to the address of the Borrower set forth on Schedule 2 annexed hereto in accordance with Section 11.5 hereof and (c) if it contains a statement of the Collateral and its intended disposition, the time and place of disposition and a statement that the Borrower is entitled to an accounting of such disposition. Lender may disclaim any warranties that may apply to any sale, lease, license or other disposition of the Collateral.

Section 10.5 Marshaling of Assets

Lender has no obligation whatsoever to proceed first against any of the Collateral before proceeding against other collateral for the Debt. It is expressly understood and agreed that all of the Collateral stands as equal security for the Debt and that Lender has the right to proceed against or dispose of any/or all of the Collateral or other collateral in any order as Lender, in its sole and absolute discretion, determines.

ARTICLE 11. MISCELLANEOUS PROVISIONS

Section 11.1 Binding Effect

This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and assigns of the parties, any Affiliate or Participant. This Agreement is not assignable by the Borrower without the prior written consent of Lender.

Section 11.2 Non Waiver

Neither a course of dealing, nor a failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power, or privilege is to operate as a waiver. A partial exercise of any right, power, or privilege by Lender is not to preclude any further right, power, or privilege, nor be deemed a waiver. Any waiver or modification to this Agreement or any other document, instrument, or agreement executed by the Borrower, is to be in a writing executed by Lender and Borrower. Any written modification signed by Lender and Borrower is to be deemed part of this Agreement.

Section 11.3 Non Liability of Lender

Lender has no duty to preserve or protect the Collateral, to preserve the rights of the Borrower against other parties, or to sell, lease, or otherwise dispose of any or all of the Collateral, or its proceeds, or in any priority, unless it elects to do so as provided in this Agreement. This Section is to be deemed an express waiver of the defense of impairment of Collateral.

Section 11.4 Disclaimer by Lender on Documents

Lender is not to be deemed to assume any liability or responsibility to the Borrower or any other party for the correctness, the validity, or the genuineness of any instruments or documents that may be executed in connection with this Agreement, or for the existence, character, quantity, quality, condition, value, or delivery of any Collateral purporting to be represented by any such documents. Lender, by accepting the security interest in the Collateral, or by releasing any Collateral to the Borrower, is not to be deemed to have assumed any obligation or liability to any supplier or debtor of the Borrower. The Borrower is to indemnify and hold Lender harmless with respect to any claim or proceeding arising out of such matters.

Section 11.5 Notices and Banking Days

11.5(a) Each demand, notice or other communication by Lender to the Borrower or by the Borrower to Lender is to be sent, and deemed received when sent, by certified mail, postage prepaid, return receipt requested, or recognized courier service for which a receipt is available.

11.5(b) Notices to Lender are to be directed to the following address:

SOVEREIGN BANK

101 Wood Avenue South

Iselin NJ 08830

Att: ABL Portfolio Manager

11.5(c) Notices to the Borrower are to be directed to the following address:

MEDIA SCIENCES INTERNATIONAL, INC.

MEDIA SCIENCES, INC.

8 Allerman Road

Oakland NJ 07436

11.5(d) A banking day is any day that Lender designates or otherwise conducts business in the state where Lender has an address identified in this Agreement, and with respect to LIBOR, a day on which commercial banks are open for international business and dealings in U.S. dollar deposits in London, England. A payment or duty which becomes due on a day not so designated as a banking day automatically becomes due on the next day that is designated as a banking day.

Section 11.6 Captions

The captions and titles appearing in this Agreement are inserted solely for the convenience of the parties and do not in any way define, limit or describe the terms and conditions of this Agreement.

Section 11.7 Entire Agreement

There are no understandings, agreements, representations, warranties or covenants, express or implied, which are not specified herein, or in the other written instruments, documents, or agreements referred to in this Agreement. All prior oral understandings, negotiations, or agreements are deemed to be superseded by the terms of this Agreement and such other written instruments, documents or agreements referred to in this Agreement.

Section 11.8 Severability

In the event that any portion of this Agreement is deemed unenforceable by a Court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Agreement, and all such remaining terms and conditions of this Agreement are to continue in full force and effect.

Section 11.9 Joint and Several Liability

The obligations and duties imposed by this Agreement are jointly and severally binding upon all parties identified as the Borrower.

Section 11.10 Joint and Several Benefit

Each Borrower is jointly and severally liable without regard to which entity receives or has received the proceeds of the Revolving Loans and advances made hereunder. Each such entity hereby acknowledges that it expects to derive economic advantage from each Revolving Loan or advance made. Each Borrower hereby acknowledges and agrees that part or all of the proceeds for any given advance hereunder are transferred to such Borrower on an on-going basis, depending upon the relative needs of each Borrower at such time as the proceeds of such an advance are necessary to satisfy obligations of that Borrower arising in the ordinary course of the Borrower's business. Each Borrower further acknowledges and agrees that: (i) it currently operates in the same general industry as the other Borrower and (ii) each

Borrower’s primary sources of financing its operations are the proceeds received from the advances hereunder from the business so financed and the equity of the Borrower from time to time.

Section 11.11 Applicable Law and Consent to Jurisdiction

This Agreement is to be interpreted and enforced in accordance with the laws of the State of New Jersey (without regard to the conflicts of law rules of New Jersey) except that the law of the State where the Borrower is located governs perfection and priority claims to the Collateral (except as otherwise provided in the Uniform Commercial Code). Borrower hereby irrevocably consents to the jurisdiction of the Courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the Debt, or the subject matter hereof or thereof. Borrower hereby waives and agrees not to assert in any such suit, action or proceeding any claim that it is not personally subject to such jurisdiction, or any right to remove an action brought in State to Federal Court, or any claim that such suit, action or proceeding is in an inconvenient forum or that the venue thereof is improper. Borrower hereby consents that it may be served with process by the notification procedure set forth in this Agreement.

Section 11.12 Consents

The Borrower and its subsidiaries consent:

11.12(a)To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

11.12(b)To any addition to or release of any party or persons primarily or secondarily liable, or acceptance of partial payments on any Accounts or instruments and the settlement, comprising or adjustment thereof.

Section 11.13 Waiver of Liability

Lender is not liable due to any action or failure to act by Lender relating to this Agreement or the Debt except as a result of Lender's gross negligence or willful misconduct. This provision survives the termination or expiration of this Agreement or payment of the Debt.

SECTION 11.14 WAIVE JURY TRIAL

THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES AND THE LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS AGREEMENT.

Section 11.15 Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

Section 11.16 Joint Efforts

Each party agrees that for all purposes of this Agreement they are deemed to have participated jointly in the negotiation and drafting of this Agreement and each Exhibit and Schedule. If any ambiguity or question of intent or interpretation arises, then (a) this Agreement and each Exhibit and Schedule is construed as if drafted jointly by the parties and (b) no provision is construed more severely against any party. Without limiting the generality of the preceding sentence, no presumption or burden of proof arises or applies favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement and/or any Exhibit or Schedule.

ARTICLE 12. INDEMNIFICATION

As part of the Debt, Borrower agrees to and hereby indemnifies and holds Lender harmless from and against, and to reimburse Lender with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including consequential damages, attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender at any time and from time to time by reason of or arising out of:

(a) the breach of any representation, warranty or covenant of Borrower set forth in this Agreement;

(b) the failure of Borrower to perform any obligation herein required to be performed by Borrower; or

(c) the ownership, construction, occupancy, operation, use and maintenance of the Collateral.

This covenant survives the date on which the Debt is paid and performed in full and notwithstanding whether Borrower has been released and discharged or whether Lender becomes the owner of the Collateral.

ARTICLE 13. TERM

This Agreement is to remain in effect until the later of the date on which (a) the Debt is paid in full and Borrower has not contested or asserted a claim with respect thereto, and (b) Lender no longer has any conditional obligation, agreement or discretion to extend or further extend the Debt . Pending a final accounting of the Debt, Lender may withhold any credit balances or other cash Collateral as a cash reserve to cover any contingent Debt then outstanding, including, but not limited to, an amount equal to 110% of the face amount of any outstanding letters of credit issued by Lender for the account of Borrower. The Borrower agrees that if, at any time, all or any part of any payment previously applied by Lender on account of the Debt or obligation of the Borrower must be returned by Lender for any reason, whether by court order, administrative order, or settlement, the Borrower remains liable for the full amount returned as if such payment had never been received by Lender, and notwithstanding any termination by Lender of this Agreement or the cancellation of any instrument(s) evidencing the obligations of the Borrower (which document(s) and this Agreement are to be deemed reinstated).

ARTICLE 14. TERMINATION OF AGREEMENT IN ABSENCE OF DEFAULT

Section 14.1 Termination by Lender

The Revolving Loan terminates three (3) years from the date of execution of this Agreement. At the termination date: (a) all provisions for additional advances under this Agreement terminate, (b) the principal and interest of the Revolving Loan becomes immediately due and payable, and all other Debt becomes immediately due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) if the Revolving Loan has not been paid in full at such time, Lender is entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all of the rights and remedies referred to in this Agreement as available following Default for the collection of such amounts.

Section 14.2 Termination By Borrower

Borrower may terminate this Agreement prior to the date on which the Revolving Loan terminates pursuant to Section 14.1, in the absence of Default only upon:

(i) giving sixty (60) days' prior written notice to Lender of the intended termination date;

(ii) paying to Lender in full the principal and interest of the Revolving Loan, and all other Debt; and

(iii) except as otherwise provided in Section 2.4(d), paying to Lender, as liquidated damages, the applicable amount stated below:

(a) If the prepayment is made within the first year following the date of this Agreement, the prepayment fee is one and one-half (1.5%) percent of the maximum amount of the Advance Limit defined in Section 1.1(b) of this Agreement;

(b) If the prepayment is made following the first year anniversary of this Agreement, but prior the second anniversary of the date of this Agreement, the prepayment fee is one-half of one (1/2%) percent of the maximum amount of the Advance Limit defined in Section 1.1(b) of this Agreement;

(c) If the prepayment is made following the second year anniversary of this Agreement, but prior to sixty days preceding the third anniversary of the date of this Agreement, the prepayment fee is one-quarter of one (1/4%) percent of the maximum amount of the Advance Limit defined in Section 1.1(b) of this Agreement;

(d) In the event of an acceleration of the payment of the Debt or prepayment as a result of an event of Default or termination, the schedule of prepayment fees as set forth in paragraphs (a), (b) and (c) above applies.

Section 14.3 Effect on Advance Limit

Upon the giving of notice of termination pursuant to Section 14.2, the provisions of this Agreement will continue to apply until such termination date.

Section 14.4 Mutual Release

Upon full and final payment and performance of the Revolving Loan and all other Debt, Borrower and Lender thereupon automatically each are fully, finally and forever released and discharged from any and all claims, liabilities and obligations, whether in contract or tort, arising out of or relating in any way to this Agreement, the Revolving Loan, or any act or omission relating to any of the foregoing or to any of the Collateral, except as otherwise provided herein.

ARTICLE 15 CROSS DEFAULT/CROSS COLLATERAL

All other existing and future agreements between or among Lender, any Participant and/or any Affiliate, Borrower and/or any Affiliate, are hereby amended so that a Default under this Agreement is a default under such other agreements and a default under such other agreements is a Default under this Agreement. Any collateral pledged under such other agreements between Lender or Participant and/or Affiliate and the Borrower and/or any Affiliate, secures the Debt under this Agreement and the Collateral under this Agreement secures any and all obligations under such other agreements.

ARTICLE 16 FURTHER ACKNOWLEDGMENTS OF BORROWER AND LENDER

Section 16.1 Representation by Counsel

Borrower and Lender acknowledge and agree that they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits and schedules attached hereto, and any and all other documents and items as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement, and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

Section 16.2 Waiver of Objection

Borrower and the Lender acknowledge and agree that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chosen not to so review and investigate (in which case, such party acknowledges and agrees that it has knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation:

(i) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial;

(ii) the adequacy of the consideration being transferred under this Agreement, including the adequacy of the consideration for the Mutual Release as set forth in Section 14.4 hereof.

Section 16.3 No Reliance Upon Lender

Borrower acknowledges and agrees that it has made its own investigation or elected not to make such investigation as to all matters deemed material to this transaction and have not relied on any statement of fact or opinion, disclosure or non-disclosure of the Lender, and has not been induced by the Lender in any way, except for the consideration recited herein, in entering into this Agreement and executing the closing documents contemplated hereby, and further acknowledges that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this Agreement, and Borrower is not relying on any such representations or warranties.

Section 16.4 [Intentionally Omitted]

Section 16.5 USA Patriot Act Notice

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance therewith.

Section 16.6 Time of the Essence

As to any dates or time periods set forth in this Agreement, time is of the essence.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement.

Attest/Witness:	MEDIA SCIENCES
INTERNATIONAL, INC

By:
Print Name:	Print Name:
Title:	Title:

Attest/Witness:	MEDIA SCIENCES, INC

By:
Print Name:	Print Name:
Title:	Title:

Signatures continued.......

.... continuation of signatures to Revolving Loan and Security Agreement

Attest/Witness:	CADAPULT GRAPHIC SYSTEMS, INC.

By:
Print Name:	Print Name:
Title:	Title:

SOVEREIGN BANK

By:	_
Print Name: Title:

EXHIBIT A

(i) "Accounts", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all accounts and any and all obligations of any kind at any time due and/or owing to the Borrower and all rights of the Borrower to receive payment or any other consideration, whether or not earned by performance, including without limitation, invoices, contract rights, Accounts, and all other debts, obligations and liabilities for property sold, leased, licensed, assigned or disposed of, for services rendered, for a policy of insurance issued or to be issued, for a secondary obligation, arising out of a credit card or for health-care insurance receivable, in whatever form, owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, all of which whether now existing or hereafter acquired.

(ii) "Chattel Paper", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all chattel paper and records that evidence both a monetary obligation and a security interest or lease in specific goods and software used in the goods, a lease of specific goods or a lease of specific goods and license of software used in the goods, including electronic chattel paper or whatever form, owing to Borrower or in which the Borrower has an interest, all of which whether now existing or hereafter acquired.

(iii) "Commercial Tort Claims", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all claims arising in tort in the course of the Borrower's business more specifically described on the attachment hereto (if any), all of which whether now existing or hereafter acquired.

(iv) "Deposit Accounts", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all deposit accounts, whether demand, time, savings, passbook or similar accounts maintained by the Borrower at any bank, all of which whether now existing or hereafter acquired.

(v) "Equipment", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all equipment, machinery, furniture and all other related goods, all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, all accessions and additions thereto of the Borrower, all of which whether now existing or hereafter acquired.

(vi) "General Intangibles," which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all general intangibles and payment intangibles and any and all personal property, choses-in-action, and things in action, leases, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, tradenames, service marks, trademark rights, formulae, customer lists and goodwill of the Borrower, all of which whether now existing or hereafter acquired.

(vii) "Goods," which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all goods, fixtures, manufactured homes and embedded computer programs and all things and property of the Borrower which are not otherwise defined in this Exhibit A, all of which whether now existing or hereafter acquired.

(viii) "Instruments", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all instruments, negotiable instruments or other writings that evidence a right of the Borrower to payment of a monetary obligation that is transferable in the ordinary course of the

Borrower's business with any necessary endorsement or assignment, all of which whether now existing or hereafter acquired.

(ix) "Inventory", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all inventory and all goods, merchandise or other personal property held by the Borrower for sale or lease or under a contract of service or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identification, and all right, title and interest of the Borrower therein and thereto, all raw materials, packaging and shipping materials, work or goods in process or materials and supplies of every nature used, consumed or to be consumed in the Borrower's business, all of which whether now existing or hereafter acquired.

(x) "Investment Property", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all of the Borrower's certificated or uncertificated securities, security entitlements, securities accounts, commodity contracts or commodity accounts whether now existing or hereafter acquired.

(xi) "Letter of Credit Rights", which means, in addition to the definition now and hereafter contained in the Uniform Commercial Code, all of the Borrower's rights to payment or performance under a letter of credit whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance whether now existing or hereafter acquired.

(xii) All promissory notes, documents, software and supporting obligations, books and records (and security interests and liens securing them) of the Borrower as now and hereafter defined in the Uniform Commercial Code whether now existing or hereafter acquired.

(xiii) As to all of the foregoing (i) through (xii) inclusive, all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor.

PLEDGE

and

CONTROL AGREEMENT

THIS PLEDGE and CONTROL AGREEMENT between MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 8 Allerman Road, Oakland, New Jersey, 07436, ("Pledgor"); and SOVEREIGN BANK, with offices located at 101 Wood Avenue South, Iselin, New Jersey 08830 ("Lender") is effective on ___________________, 2008.

STATEMENTS

A. Pledgor has received or is about to receive loans and accommodations from Lender.

B. The Pledgor is willing, among other things, to grant a security interest to Lender in certain assets of the Pledgor, as collateral for the loans from Lender in order to induce Lender to make the loans to the Pledgor.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Agreement and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

ARTICLE 1. SECURITY INTEREST

To secure the payment of the "Debt" defined in a certain Revolving Loan and Security Agreement executed by the Pledgor, certain affiliates of the Pledgor and Lender of even date, or as it may be subsequently amended ("Loan Agreement") and those liabilities of Pledgor to Lender referred to in the Loan Agreement, the Pledgor hereby pledges, sets over, assigns and grants a security interest to Lender in all investment property, financial assets, general intangibles as now or hereafter defined in the Uniform Commercial Code, now existing or hereafter arising represented by its ownership interests more particularly described on Schedule "A" ("Collateral") annexed hereto and incorporated herein and all proceeds, dividends or property received or due in connection with such Collateral. The security interest pledged, set over, assigned and granted by the Pledgor to Lender is to be a first and only lien upon all such Collateral.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES
OF THE PLEDGOR TO LENDER

In order to induce Lender to execute this Agreement, the Pledgor makes the following representations and warranties:

Section 2.1 Purpose of Pledge of Stock

The Pledgor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. This Agreement is not to be used to facilitate, directly or indirectly the purchase, or to carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock or to reduce or retire any indebtedness incurred for such purpose. If requested by Lender, the

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Pledgor is to furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

Section 2.2 Title to Collateral

The Pledgor has good and marketable title and rights to all Collateral except for the security interest granted to Lender by the Pledgor. The Pledgor has the right and power to grant the security interests in and to the Collateral provided by or referred to in this Agreement. None of the Collateral is subject to any assignment, mortgage, pledge, lien, security interest, lease or encumbrance, except for the security interest granted to Lender by the Pledgor. The Collateral represents sixty-five (65%) percent of all of the issued and outstanding investment property, financial assets, and ownership interests of all the subsidiaries of the Pledgor organized under the laws of every jurisdiction other than a state of the United States of America. Notwithstanding anything to the contrary contained in this Agreement or the Loan Agreement, in no event will the Collateral constitute or represent at any time more than sixty-five (65%) percent in the aggregate of the issued and outstanding stock or other ownership interests of each such subsidiary of the Pledgor.

Section 2.3 Transfer by Pledgor

The Collateral is validly issued, fully paid, non-assessable and negotiable. None of such Collateral is subject to any restrictions upon the transfer to Lender.

Section 2.4 Power of Attorney and Control

Lender is hereby authorized, appointed and constituted the attorney-in-fact, to authenticate on behalf of the Pledgor, without the need for the Pledgor to consent, with respect to the registration of the transfer of the Collateral on the books and records of the entity which is identified on Schedule "A" as having issued the Collateral and to instruct that entity as Lender deems appropriate within the meaning of Uniform Commercial Code Section 8-106 such that Lender has "control" of the Collateral. All of the Collateral is certificated and is hereby delivered to Lender with stock powers endorsed as Lender may direct within the meaning of Uniform Commercial Code Section 8-106 such that Lender has "control" of the Collateral.

Section 2.5 Good Standing of Issuing Corporations

Each corporation or institution having issued all or any part of the Collateral is duly organized and validly existing under and by virtue of the laws of the state of its incorporation and is authorized to own its properties and carry on its business as now being conducted. Each such corporation or institution is solvent, does not contemplate insolvency and no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court, except as otherwise disclosed in writing to Lender.

Section 2.6 Registration of Collateral

All Collateral is registered under the Securities Act of 1933 and/or the Securities and Exchange Act of 1934 (and all other applicable federal and state securities laws) (‘Securities Laws”), or is exempt from such registration, and can be transferred and sold by Lender pursuant to this Agreement to satisfy the Debt.

Section 2.7 Duration of Representations and Warranties

The representations and warranties to Lender made by the Pledgor in this Article 2 are to be true, accurate and complete in all material respects for the duration of the term of this Agreement.

ARTICLE 3. COVENANTS OF THE PLEDGOR TO LENDER

In order to induce Lender to execute this Agreement, the Pledgor makes the following affirmative covenants:

Section 3.1 Additional Rights of Lender

The Pledgor is to, at all times, permit Lender:

3.1(a) To inspect the business records of the Pledgor and the Collateral at such reasonable times as may be determined by Lender.

3.1(b) To verify all certificates, reports, financial statements and all representations, warranties and covenants made by the Pledgor in any reasonable manner and through any reasonable medium that Lender considers advisable.

Section 3.2 Preservation of Title to Collateral

The Pledgor is to immediately notify Lender of any material loss or damage to, or any occurrence which would reasonably be expected to adversely affect the security interest of Lender in the Collateral. The Collateral is to be free and clear of all assignments, mortgages, pledges, liens, security interests, leases, or encumbrances. The Pledgor is to continue to maintain good and marketable title to the Collateral, except as provided in this Agreement, at the sole expense of the Pledgor.

Section 3.3 Further Assurances

The Pledgor is to execute such further instruments and documents as may be reasonably requested by Lender in order to render effective the terms and conditions of this Agreement.

Section 3.4 Stock Dividends, Options, Or Other Adjustments

In the event of a reorganization, recapitalization, share split-up, combination of shares, merger, transfer, or consolidation, all new, additional, or substituted shares, stock, securities or instruments of whatever class issued with respect to the Collateral are to be delivered to Lender immediately after issuance. Lender is to hold the stock, securities or instruments issued as part of the Collateral pursuant to the terms of this Agreement. Similarly, if warrants, options or other rights with respect to any part of the Collateral are issued to the Pledgor, and if the Pledgor exercises any such warrant, option or right, all new stock, securities or instruments received upon exercise are to be delivered by the Pledgor to Lender immediately after issuance as part of the Collateral.

Section 3.5 Dividends and Other Payments

Prior to a Default Period (defined in the Loan Agreement), all dividends and other amounts payable to the Pledgor as a result of its record ownership of any stock, securities or other instruments forming a part of the Collateral may be paid to the Pledgor. During a Default Period, all dividends and other amounts payable to the Pledgor as a result of its record ownership of any stock, securities or other instruments forming a part of the Collateral are to be payable to Lender to be applied toward the payment of the Debt.

Section 3.6 Duration of Covenants

The Covenants made by the Pledgor in this Article 3 are to remain in effect for the duration of the term of this Agreement. The covenants by Pledgor are not to be deemed a waiver by Lender of any terms or conditions set forth in the Loan Agreement.

ARTICLE 4. COVENANTS OF THE PLEDGOR TO LENDER
REGARDING PROHIBITED TRANSACTIONS

In order to induce Lender to execute this Agreement, the Pledgor makes the following negative covenants:

Section 4.1 Impairment of Title to Collateral

The Pledgor is not to sell, lease, encumber, remove or otherwise dispose of any Collateral without the prior written consent of Lender. In the event of such prior written consent by Lender, the Pledgor is to promptly deliver the proceeds or other value received by the Pledgor to Lender as part of the Collateral.

Section 4.2 Restrictions on Voting

Prior to a Default Period, the Pledgor has the right, in is discretion, to vote or exercise voting rights with respect to any stock, securities or instruments forming a part of the Collateral. Notwithstanding the foregoing, the Pledgor is not to vote or exercise any voting rights, directly or indirectly, with respect to any stock, securities or instruments forming a part of the Collateral for a merger, consolidation, dissolution, sale of all or substantially all assets, or for an amendment to the Certificate of Incorporation or Bylaws without the prior written consent of Lender, which consent is not to be unreasonably withheld or delayed.

Section 4.3 Violation of Representations, Warranties and Covenants

The Pledgor is not to take any action or omit to take any action which would render any of its representations, warranties or covenants herein or in the Loan Agreement to be untrue in any material respect or incapable of performance.

Section 4.4 Duration of Covenants Regarding Prohibited Transactions

The covenants of the Pledgor made in this Article 4 are to remain in effect for the duration of the term of this Agreement.

ARTICLE 5. DEFAULT

Section 5.1 Definition of Default

The Pledgor is in default upon the occurrence of any or all of the following ("Default"):

5.1(a) Upon the failure of the Pledgor to observe or perform any provision required by this Agreement or by any other instrument, document or agreement executed between the Pledgor and Lender; and as to those of a non-monetary nature if such failure is not cured within fourteen (14) days of such failure unless (i) such failure cannot be cured by the Pledgor within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender.

5.1(b) Upon any breach of representation, warranty or covenant by the Pledgor or the submission of any fraudulent statement by the Pledgor, whether or not in connection with this Agreement.

5.1(c) Upon the occurrence of any event of Default (beyond applicable grace or cure periods provided for therein) otherwise defined in any separate instrument, document, or agreement existing now or in the future executed by the Pledgor or Pledgor or any indorser or guarantor, including, but not limited to, the Loan Agreement.

ARTICLE 6. REMEDIES OF LENDER UPON DEFAULT

Section 6.1 Rights of Lender

Upon the occurrence of any event constituting Default, Lender has the right, without prior notice or consent of the Pledgor (except to the extent such notice is herein specifically provided):

6.1(a) Rights As Shareholder - To exercise any and all rights and be deemed a shareholder of any corporation or institution issuing any stock, securities or instruments forming a part of the Collateral for all purposes;

6.1(b) Assembly of Collateral - To seize the Collateral or to require the Pledgor to assemble the Collateral and make it available at a designated place for sale, lease, or other disposition by Lender to satisfy the Debt. At such sale or disposition, Lender has the power to deliver to the purchaser or purchasers good and sufficient transfers of any of the Collateral sold, and Pledgor hereby irrevocably appoints Lender as true and lawful attorney in Pledgor's name and stead to execute and deliver all necessary or proper instruments of transfer. Any sale or sales made by reason of this Agreement, whether under the power of sale herein granted or pursuant to judicial proceedings, divests all right, title, interest, estate, claim and demand of Pledgor whatsoever, either at law or in equity, of, in and to the Collateral sold. No purchaser at any such sale or sales, and no one claiming under such purchaser is bound to see to the application of the purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale or sales. At such sale or sales, Lender may bid for and purchase all or any of the Collateral so sold, and may hold, retain and dispose of such Collateral without further accountability in respect thereof except for payment of the purchase price; or

6.1(c) Cumulative Rights - To exercise all rights and remedies set forth in this Agreement, any agreement executed between Pledgor and Lender (including, but not limited to, the Loan Agreement) or otherwise provided by law on a cumulative or simultaneous basis. All rights, remedies and powers conferred upon Lender by this Agreement are to be deemed cumulative and not exclusive of any thereof or of any other rights, remedies and powers available to Lender at law, in equity or in accordance with any agreement applicable thereto.

6.1(d) Securities Laws - The Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Laws, and may be compelled to resort to one or more private sales to a restricted group of purchasers (or to a single purchaser) who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The

Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Lender has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Laws, to qualify for any other exemption from registration under the Securities Laws, or to sell the Collateral in more than one transaction to qualify for any such exemption. The Pledgor agrees that a private sale or sales made under the foregoing circumstances will not be deemed to be commercially unreasonable by virtue of such circumstances. If any consent, approval or authorization of, or filing with, any governmental authority or any other person is necessary to effect any disposition of the Collateral, including, without limitation, under any Securities Laws, the Pledgor agrees to execute all such applications, registrations and other documents and instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use commercially reasonable efforts to secure the same. The Pledgor further agrees to use commercially reasonable efforts to effectuate such sale or other disposition of the Collateral as the Lender may reasonably deem necessary or desirable pursuant to the terms of this Agreement. Notwithstanding any other provision of the Debt, in connection with any disposition of the Collateral the Lender may disclose to prospective purchasers all of the information relating to the Collateral (and the issuer thereof) that is in the Lender’s possession or otherwise available to the Lender.

Section 6.2 Application of Proceeds of Disposition of Collateral

The proceeds of any sale, lease, or disposition of the Collateral are to be applied in accordance with the Loan Agreement.

Section 6.3 Redemption of Collateral

In the event that the Pledgor may elect to redeem any or all of the Collateral prior to the sale, lease, or other disposition by Lender, the Pledgor is to pay to Lender, in full, all Debt.

Section 6.4 Notice of Disposition of Collateral

Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (as defined in Article 9 of the Uniform Commercial Code), Lender is to give notice of the time and place of any public sale, lease, or other disposition of the Collateral in accordance with the terms of the Loan Agreement.

Section 6.5 No Appraisal

Neither Pledgor nor anyone claiming through or under it, including its successors and assigns, are to set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, redemption or other law now or hereafter in force, in order to prevent, delay or otherwise hinder the enforcement of (1) the lien and pledge hereunder, or (2) the absolute sale or other disposition of the Collateral. The Pledgor hereby waives any and all right to have the Collateral or any part hereof marshaled upon any foreclosure, sale or other enforcement thereof.

ARTICLE 7. BINDING EFFECT

This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Agreement is not assignable by the Pledgor without the prior written consent of Lender.

ARTICLE 8. SPECIFIC PERFORMANCE

Lender has the right to obtain the specific performance of this Agreement by the Pledgor. The Pledgor agrees that it would be impractical or impossible to determine the amount of money damages that would accrue as a result of the failure of the Pledgor to perform the undertakings set forth in this Agreement. Accordingly, to the extent permitted by applicable law, the Pledgor hereby waives all defenses to a suit for specific performance of this Agreement, including the defense that there is an adequate remedy at law.

ARTICLE 9. NON WAIVER

The Pledgor and Lender agree that no failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power, or privilege is to operate as a waiver. A partial exercise of any right, power, or privilege by Lender is not to preclude any further right, power, or privilege, nor be deemed a waiver. Any waiver or modification to this Agreement or any other document, instrument, or agreement executed by the Pledgor is to be in a writing consented to by Lender.

ARTICLE 10. NON LIABILITY OF LENDER TO THE PLEDGOR

Lender has no duty to preserve or protect the Collateral, to preserve the rights of the Pledgor against other parties, or to sell, lease, or otherwise dispose of the Collateral, or its proceeds, unless it elects to do so as provided in this Agreement, this clause being deemed an express waiver of the defense of impairment of Collateral.

ARTICLE 11. DISCLAIMER BY LENDER ON DOCUMENTS

Lender is not to be deemed to assume any liability or responsibility to the Pledgor or any third person for the correctness, the validity, or the genuineness of any instruments or documents that may be executed by the Pledgor, or for the existence, character, quantity, quality, condition, value, or delivery of any Collateral purporting to be represented by any such documents. Lender, by accepting the security interest in the Collateral, or by releasing any Collateral to the Pledgor, is not to be deemed to have assumed any obligation or liability to any creditor or debtor of the Pledgor. The Pledgor agrees to indemnify and hold Lender harmless with respect to any claim or proceeding arising out of such matters, except to the extent caused by or arising out of Lender’s gross negligence or willful misconduct.

ARTICLE 12. NOTICES

Each demand, notice, or other communication by Lender to the Pledgor or by the Pledgor to Lender is to be sent as set forth in the Loan Agreement.

ARTICLE 13. CAPTIONS

The captions and titles appearing in this Agreement are inserted for the convenience of the parties hereto and are intended to refer to specified representations, warranties, covenants and other terms and conditions of this Agreement.

ARTICLE 14. ENTIRE AGREEMENT

There are no understandings, agreements, representations, warranties or covenants, express or implied, which are not specified herein, or in the other written instruments, documents, or agreements referred to in this Agreement. All prior oral understandings, negotiations, or agreements are deemed to be superseded by the terms of this Agreement and such other written instruments, documents or agreements referred to in this Agreement.

ARTICLE 15. SEVERABILITY

In the event that any portion of this Agreement is deemed unenforceable by a Court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Agreement, and all such remaining terms and conditions of this Agreement are to continue in full force and effect.

ARTICLE 16. JOINT AND SEVERAL LIABILITY

The terms and conditions of this Agreement shall be jointly and severally binding upon all parties identified herein as the "Pledgor".

ARTICLE 17. APPLICABLE LAW

This Agreement is to be interpreted and enforced in accordance with the laws of the State of New Jersey (without regard to the conflicts of law rules of New Jersey). All disputes arising under the terms of this Agreement are to be resolved in a Court of competent jurisdiction located in the State of New Jersey as set forth in the Loan Agreement.

ARTICLE 18. TERM

This Agreement is to remain in effect for so long as the Debt remains unpaid or until terminated in writing by both the Pledgor and Lender.

ARTICLE 19. REPRESENTATION BY COUNSEL

The parties to this Agreement acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Agreement, the enforceability and interpretation of the terms contained in this Agreement and the consummation of the transactions and matters covered by this Agreement.

ARTICLE 20. WAIVE JURY TRIAL

THE PLEDGOR AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR RELATED DOCUMENTS AS AN INDUCEMENT TO THE EXECUTION OF THIS AGREEMENT.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Pledgor and Lender have executed this Agreement.

Attest/Witness:	MEDIA SCIENCES, INTERNATIONAL INC.

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

SOVEREIGN BANK

By: __________________________
Print Name:
Title:

CONSENT:

Attest/Witness:	MEDIA SCIENCES TRADING, LTD.

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

SCHEDULE "A"

Sixty-five (65%) percent of the issued and outstanding ownership interests of MEDIA SCIENCES TRADING, LTD. (a Bermuda entity) held by the Pledgor (in certificated form), as follows:

PLEDGE

and

CONTROL AGREEMENT

THIS PLEDGE and CONTROL AGREEMENT between MEDIA SCIENCES, INC., a New Jersey Corporation with a principal place of business at 8 Allerman Road, Oakland, New Jersey, 07436, ("Pledgor"); and SOVEREIGN BANK, with offices located at 101 Wood Avenue South, Iselin, New Jersey 08830 ("Lender") is effective on ___________________, 2008.

STATEMENTS

A. Pledgor has received or is about to receive loans and accommodations from Lender.

B. The Pledgor is willing, among other things, to grant a security interest to Lender in certain assets of the Pledgor, as collateral for the loans from Lender in order to induce Lender to make the loans to the Pledgor.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Agreement and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

ARTICLE 1. SECURITY INTEREST

To secure the payment of the "Debt" defined in a certain Revolving Loan and Security Agreement executed by the Pledgor, certain affiliates of the Pledgor and Lender of even date, or as it may be subsequently amended ("Loan Agreement") and those liabilities of Pledgor to Lender referred to in the Loan Agreement, the Pledgor hereby pledges, sets over, assigns and grants a security interest to Lender in all investment property, financial assets, general intangibles as now or hereafter defined in the Uniform Commercial Code, now existing or hereafter arising represented by its ownership interests more particularly described on Schedule "A" ("Collateral") annexed hereto and incorporated herein and all proceeds, dividends or property received or due in connection with such Collateral. The security interest pledged, set over, assigned and granted by the Pledgor to Lender is to be a first and only lien upon all such Collateral.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES
OF THE PLEDGOR TO LENDER

In order to induce Lender to execute this Agreement, the Pledgor makes the following representations and warranties:

Section 2.1 Purpose of Pledge of Stock

The Pledgor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. This Agreement is not to be used to facilitate, directly or indirectly the purchase, or to carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock or to reduce or retire any indebtedness incurred for such purpose. If requested by Lender, the

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Pledgor is to furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

Section 2.2 Title to Collateral

The Pledgor has good and marketable title and rights to all Collateral except for the security interest granted to Lender by the Pledgor. The Pledgor has the right and power to grant the security interests in and to the Collateral provided by or referred to in this Agreement. None of the Collateral is subject to any assignment, mortgage, pledge, lien, security interest, lease or encumbrance, except for the security interest granted to Lender by the Pledgor. The Collateral represents sixty-five (65%) percent of all of the issued and outstanding investment property, financial assets, and ownership interests of all the subsidiaries of the Pledgor organized under the laws of every jurisdiction other than a state of the United States of America. Notwithstanding anything to the contrary contained in this Agreement or the Loan Agreement, in no event will the Collateral constitute or represent at any time more than sixty-five (65%) percent of the aggregate of the issued and outstanding stock or other ownership interests of each such subsidiary of the Pledgor.

Section 2.3 Transfer by Pledgor

The Collateral is validly issued, fully paid, non-assessable and negotiable. None of such Collateral is subject to any restrictions upon the transfer to Lender.

Section 2.4 Power of Attorney and Control

Lender is hereby authorized, appointed and constituted the attorney-in-fact to authenticate on behalf of the Pledgor, without the need for the Pledgor to consent, with respect to the registration of the transfer of the Collateral on the books and records of the entity which is identified on Schedule "A" as having issued the Collateral and to instruct that entity as Lender deems appropriate within the meaning of Uniform Commercial Code Section 8-106 such that Lender has "control" of the Collateral. All of the Collateral is certificated and is hereby delivered to Lender with stock powers endorsed as Lender may direct within the meaning of Uniform Commercial Code Section 8-106 such that Lender has "control" of the Collateral.

Section 2.5 Good Standing of Issuing Corporations

Each corporation or institution having issued all or any part of the Collateral is duly organized and validly existing under and by virtue of the laws of the state of its incorporation and is authorized to own its properties and carry on its business as now being conducted. Each such corporation or institution is solvent, does not contemplate insolvency and no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court, except as otherwise disclosed in writing to Lender.

Section 2.6 Registration of Collateral

All Collateral is registered under the Securities Act of 1933 and/or the Securities and Exchange Act of 1934 (and all other applicable federal and state securities laws) (‘Securities Laws”), or is exempt from such registration, and can be transferred and sold by Lender pursuant to this Agreement to satisfy the Debt.

Section 2.7 Duration of Representations and Warranties

The representations and warranties to Lender made by the Pledgor in this Article 2 are to be true, accurate and complete in all material respect s for the duration of the term of this Agreement.

ARTICLE 3. COVENANTS OF THE PLEDGOR TO LENDER

In order to induce Lender to execute this Agreement, the Pledgor makes the following affirmative covenants:

Section 3.1 Additional Rights of Lender

The Pledgor is to, at all times, permit Lender:

3.1(a) To inspect the business records of the Pledgor and the Collateral at such reasonable times as may be determined by Lender.

3.1(b) To verify all certificates, reports, financial statements and all representations, warranties and covenants made by the Pledgor in any reasonable manner and through any reasonable medium that Lender considers advisable.

Section 3.2 Preservation of Title to Collateral

The Pledgor is to immediately notify Lender of any material loss or damage to, or any occurrence which would reasonably be expected to adversely affect the security interest of Lender in the Collateral. The Collateral is to be free and clear of all assignments, mortgages, pledges, liens, security interests, leases, or encumbrances. The Pledgor is to continue to maintain good and marketable title to the Collateral, except as provided in this Agreement, at the sole expense of the Pledgor.

Section 3.3 Further Assurances

The Pledgor is to execute such further instruments and documents as may be reasonably requested by Lender in order to render effective the terms and conditions of this Agreement.

Section 3.4 Stock Dividends, Options, Or Other Adjustments

In the event of a reorganization, recapitalization, share split-up, combination of shares, merger, transfer, or consolidation, all new, additional, or substituted shares, stock, securities or instruments of whatever class issued with respect to the Collateral are to be delivered to Lender immediately after issuance. Lender is to hold the stock, securities or instruments issued as part of the Collateral pursuant to the terms of this Agreement. Similarly, if warrants, options or other rights with respect to any part of the Collateral are issued to the Pledgor, and if the Pledgor exercises any such warrant, option or right, all new stock, securities or instruments received upon exercise are to be delivered by the Pledgor to Lender immediately after issuance as part of the Collateral.

Section 3.5 Dividends and Other Payments

Prior to a Default Period (defined in the Loan Agreement), all dividends and other amounts payable to the Pledgor as a result of its record ownership of any stock, securities or other instruments forming a part of the Collateral may be paid to the Pledgor. During a Default Period, all dividends and other amounts payable to the Pledgor as a result of its record ownership of any stock, securities or other instruments forming a part of the Collateral are to be payable to Lender to be applied toward the payment of the Debt.

Section 3.6 Duration of Covenants

The Covenants made by the Pledgor in this Article 3 are to remain in effect for the duration of the term of this Agreement. The covenants by Pledgor are not to be deemed a waiver by Lender of any terms or conditions set forth in the Loan Agreement.

ARTICLE 4. COVENANTS OF THE PLEDGOR TO LENDER
REGARDING PROHIBITED TRANSACTIONS

In order to induce Lender to execute this Agreement, the Pledgor makes the following negative covenants:

Section 4.1 Impairment of Title to Collateral

The Pledgor is not to sell, lease, encumber, remove or otherwise dispose of any Collateral without the prior written consent of Lender. In the event of such prior written consent by Lender, the Pledgor is to promptly deliver the proceeds or other value received by the Pledgor to Lender as part of the Collateral.

Section 4.2 Restrictions on Voting

Prior to a Default Period, the Pledgor has the right, in its discretion, to vote or exercise voting rights with respect to any stock, securities or instruments forming a part of the Collateral. Notwithstanding the foregoing, the Pledgor is not to vote or exercise any voting rights, directly or indirectly, with respect to any stock, securities or instruments forming a part of the Collateral for a merger, consolidation, dissolution, sale of all or substantially all assets, or for an amendment to the Certificate of Incorporation or Bylaws without the prior written consent of Lender, which consent is not to be unreasonably withheld or delayed.

Section 4.3 Violation of Representations, Warranties and Covenants

The Pledgor is not to take any action or omit to take any action which would render any of its representations, warranties or covenants herein or in the Loan Agreement to be untrue in any material respect or incapable of performance.

Section 4.4 Duration of Covenants Regarding Prohibited Transactions

The covenants of the Pledgor made in this Article 4 are to remain in effect for the duration of the term of this Agreement.

ARTICLE 5. DEFAULT

Section 5.1 Definition of Default

The Pledgor is in default upon the occurrence of any or all of the following ("Default"):

5.1(a) Upon the failure of the Pledgor to observe or perform any provision required by this Agreement or by any other instrument, document or agreement executed between the Pledgor and Lender; and as to those of a non-monetary nature if such failure is not cured within fourteen (14) days of such failure unless (i) such failure cannot be cured by the Pledgor within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender.

5.1(b) Upon any breach of representation, warranty or covenant by the Pledgor or the submission of any fraudulent statement by the Pledgor, whether or not in connection with this Agreement.

5.1(c) Upon the occurrence of any event of Default (beyond applicable grace or cure periods provided for therein) otherwise defined in any separate instrument, document, or agreement existing now or in the future executed by the Pledgor or Pledgor or any indorser or guarantor, including, but not limited to, the Loan Agreement.

ARTICLE 6. REMEDIES OF LENDER UPON DEFAULT

Section 6.1 Rights of Lender

Upon the occurrence of any event constituting Default, Lender has the right, without prior notice or consent of the Pledgor (except to the extent such notice is herein specifically provided):

6.1(a) Rights As Shareholder - To exercise any and all rights and be deemed a shareholder of any corporation or institution issuing any stock, securities or instruments forming a part of the Collateral for all purposes;

6.1(b) Assembly of Collateral - To seize the Collateral or to require the Pledgor to assemble the Collateral and make it available at a designated place for sale, lease, or other disposition by Lender to satisfy the Debt. At such sale or disposition, Lender has the power to deliver to the purchaser or purchasers good and sufficient transfers of any of the Collateral sold, and Pledgor hereby irrevocably appoints Lender as true and lawful attorney in Pledgor's name and stead to execute and deliver all necessary or proper instruments of transfer. Any sale or sales made by reason of this Agreement, whether under the power of sale herein granted or pursuant to judicial proceedings, divests all right, title, interest, estate, claim and demand of Pledgor whatsoever, either at law or in equity, of, in and to the Collateral sold. No purchaser at any such sale or sales, and no one claiming under such purchaser is bound to see to the application of the purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale or sales. At such sale or sales, Lender may bid for and purchase all or any of the Collateral so sold, and may hold, retain and dispose of such Collateral without further accountability in respect thereof except for payment of the purchase price; or

6.1(c) Cumulative Rights - To exercise all rights and remedies set forth in this Agreement, any agreement executed between Pledgor and Lender (including, but not limited to, the Loan Agreement) or otherwise provided by law on a cumulative or simultaneous basis. All rights, remedies and powers conferred upon Lender by this Agreement are to be deemed cumulative and not exclusive of any thereof or of any other rights, remedies and powers available to Lender at law, in equity or in accordance with any agreement applicable thereto.

6.1(d) Securities Laws - The Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Laws, and may be compelled to resort to one or more private sales to a restricted group of purchasers (or to a single purchaser) who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The

Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Lender has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Laws, to qualify for any other exemption from registration under the Securities Laws, or to sell the Collateral in more than one transaction to qualify for any such exemption. The Pledgor agrees that a private sale or sales made under the foregoing circumstances will not be deemed to be commercially unreasonable by virtue of such circumstances. If any consent, approval or authorization of, or filing with, any governmental authority or any other person is necessary to effect any disposition of the Collateral, including, without limitation, under any Securities Laws, the Pledgor agrees to execute all such applications, registrations and other documents and instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use commercially reasonable efforts to secure the same. The Pledgor further agrees to use commercially reasonable efforts to effectuate such sale or other disposition of the Collateral as the Lender may reasonably deem necessary or desirable pursuant to the terms of this Agreement. Notwithstanding any other provision of the Debt, in connection with any disposition of the Collateral the Lender may disclose to prospective purchasers all of the information relating to the Collateral (and the issuer thereof) that is in the Lender’s possession or otherwise available to the Lender.

Section 6.2 Application of Proceeds of Disposition of Collateral

The proceeds of any sale, lease, or disposition of the Collateral are to be applied in accordance with the Loan Agreement.

Section 6.3 Redemption of Collateral

In the event that the Pledgor may elect to redeem any or all of the Collateral prior to the sale, lease, or other disposition by Lender, the Pledgor is to pay to Lender, in full, all Debt.

Section 6.4 Notice of Disposition of Collateral

Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (as defined in Article 9 of the Uniform Commercial Code), Lender is to give notice of the time and place of any public sale, lease, or other disposition of the Collateral in accordance with the terms of the Loan Agreement.

Section 6.5 No Appraisal

Neither Pledgor nor anyone claiming through or under it, including its successors and assigns, are to set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, redemption or other law now or hereafter in force, in order to prevent, delay or otherwise hinder the enforcement of (1) the lien and pledge hereunder, or (2) the absolute sale or other disposition of the Collateral. The Pledgor hereby waives any and all right to have the Collateral or any part hereof marshaled upon any foreclosure, sale or other enforcement thereof.

ARTICLE 7. BINDING EFFECT

This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Agreement is not assignable by the Pledgor without the prior written consent of Lender.

ARTICLE 8. SPECIFIC PERFORMANCE

Lender has the right to obtain the specific performance of this Agreement by the Pledgor. The Pledgor agrees that it would be impractical or impossible to determine the amount of money damages that would accrue as a result of the failure of the Pledgor to perform the undertakings set forth in this Agreement. Accordingly, to the extent permitted by applicable law, the Pledgor hereby waives all defenses to a suit for specific performance of this Agreement, including the defense that there is an adequate remedy at law.

ARTICLE 9. NON WAIVER

The Pledgor and Lender agree that no failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power, or privilege is to operate as a waiver. A partial exercise of any right, power, or privilege by Lender is not to preclude any further right, power, or privilege, nor be deemed a waiver. Any waiver or modification to this Agreement or any other document, instrument, or agreement executed by the Pledgor is to be in a writing consented to by Lender.

ARTICLE 10. NON LIABILITY OF LENDER TO THE PLEDGOR

Lender has no duty to preserve or protect the Collateral, to preserve the rights of the Pledgor against other parties, or to sell, lease, or otherwise dispose of the Collateral, or its proceeds, unless it elects to do so as provided in this Agreement, this clause being deemed an express waiver of the defense of impairment of Collateral.

ARTICLE 11. DISCLAIMER BY LENDER ON DOCUMENTS

Lender is not to be deemed to assume any liability or responsibility to the Pledgor or any third person for the correctness, the validity, or the genuineness of any instruments or documents that may be executed by the Pledgor, or for the existence, character, quantity, quality, condition, value, or delivery of any Collateral purporting to be represented by any such documents. Lender, by accepting the security interest in the Collateral, or by releasing any Collateral to the Pledgor, is not to be deemed to have assumed any obligation or liability to any creditor or debtor of the Pledgor. The Pledgor agrees to indemnify and hold Lender harmless with respect to any claim or proceeding arising out of such matters, except to the extent caused by or arising out of Lender’s gross negligence or willful misconduct.

ARTICLE 12. NOTICES

Each demand, notice, or other communication by Lender to the Pledgor or by the Pledgor to Lender is to be sent as set forth in the Loan Agreement.

ARTICLE 13. CAPTIONS

The captions and titles appearing in this Agreement are inserted for the convenience of the parties hereto and are intended to refer to specified representations, warranties, covenants and other terms and conditions of this Agreement.

ARTICLE 14. ENTIRE AGREEMENT

There are no understandings, agreements, representations, warranties or covenants, express or implied, which are not specified herein, or in the other written instruments, documents, or agreements referred to in this Agreement. All prior oral understandings, negotiations, or agreements are deemed to be superseded by the terms of this Agreement and such other written instruments, documents or agreements referred to in this Agreement.

ARTICLE 15. SEVERABILITY

In the event that any portion of this Agreement is deemed unenforceable by a Court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Agreement, and all such remaining terms and conditions of this Agreement are to continue in full force and effect.

ARTICLE 16. JOINT AND SEVERAL LIABILITY

The terms and conditions of this Agreement shall be jointly and severally binding upon all parties identified herein as the "Pledgor".

ARTICLE 17. APPLICABLE LAW

This Agreement is to be interpreted and enforced in accordance with the laws of the State of New Jersey (without regard to the conflicts of law rules of New Jersey). All disputes arising under the terms of this Agreement are to be resolved in a Court of competent jurisdiction located in the State of New Jersey as set forth in the Loan Agreement.

ARTICLE 18. TERM

This Agreement is to remain in effect for so long as the Debt remains unpaid or until terminated in writing by both the Pledgor and Lender.

ARTICLE 19. REPRESENTATION BY COUNSEL

The parties to this Agreement acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Agreement, the enforceability and interpretation of the terms contained in this Agreement and the consummation of the transactions and matters covered by this Agreement.

ARTICLE 20. WAIVE JURY TRIAL

THE PLEDGOR AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR RELATED DOCUMENTS AS AN INDUCEMENT TO THE EXECUTION OF THIS AGREEMENT.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Pledgor and Lender have executed this Agreement.

Attest/Witness:	MEDIA SCIENCES, INC.

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

SOVEREIGN BANK

By: __________________________
Print Name:
Title:

CONSENT:

Attest/Witness:	MEDIA SCIENCES UK LIMITED

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

SCHEDULE "A"

Sixty-five (65%) percent of the issued and outstanding ownership interests of MEDIA SCIENCES UK LIMITED (a UK entity) held by the Pledgor (in certificated form), as follows:

PATENT SECURITY AGREEMENT AND MORTGAGE

This PATENT SECURITY AGREEMENT AND MORTGAGE (the "Patent Mortgage") is made this _____ day of ___________, 2008 by MEDIA SCIENCES, INC., a New Jersey corporation with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor") in favor of SOVEREIGN BANK, with an office located at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender").

WHEREAS, the Grantor is the owner and holder of the Patents listed on Schedule A annexed hereto and made a part hereof, together with all right, title and interest in and to the related inventions and any U.S. and foreign patents which have been or may be issued thereon; and

WHEREAS, the Grantor and the Lender are about to enter into a certain Revolving Loan and Security Agreement of even date herewith (said Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time being the "Loan Agreement") (any capitalized terms used, but not specifically defined, herein shall have the meaning provided for such terms in the Loan Agreement); and

WHEREAS, to induce the Lender to enter into the Loan Agreement and to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor has offered to execute and deliver this Patent Mortgage to the Lender, granting and conveying to the Lender a security interest, first in priority, upon the Collateral (as such term is hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing, in consideration of the premises set forth in the Loan Agreement and in order to induce the Lender to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor hereby agrees with the Lender for its benefit as follows:

1.	Certain Defined Terms. As used in this Patent Mortgage, unless the context otherwise requires:

(a)	"Collateral:" means, collectively and individually--

(i)  each of the Patents listed on Schedule A annexed hereto and made a part hereof and the goodwill of the business symbolized by each of those Patents;

(ii)	each of the Licenses;

(iii)  all accounts, contract rights and general intangibles of the Grantor arising under or relating to the Licenses, whether now existing or hereafter arising, including, without limitation, (1) all moneys due and to become due under any License, (2) any damages arising out of or for breach or default in respect of any such License, (3) all other amounts from time to time paid or payable under or in connection with any such License, and (4) the right of the Grantor to terminate any such License or to perform and to exercise all remedies thereunder;

(i)

(iv)         any claims by the Grantor against third parties, and all proceeds of suits, for infringement of the Patents, and the rights to sue for past, present and future infringements and all rights corresponding thereto in the United States; and

(v) as to all of the foregoing (i) through (iv) inclusive, and any and all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor, and all related books, records, journals, computer print-outs and data, of the Grantor.

(b)  "Licenses": Collectively and individually, any and all license agreements granted by the Grantor to third parties relating to the Patents, whether now existing or hereafter arising, as any of same may from time to time be amended or supplemented, including, but not limited to, the license agreements listed on Schedule B annexed hereto and made a part hereof.

(c)	"Obligations":	The "Debt" as defined in the Loan Agreement.

(d)	"Patents": Collectively and individually, all--

(i) utility, design and plant patents, utility models, industrial designs, inventor’s certificates and statutory invention registrations of the United States or any other country, or any political subdivisions thereof, as well as any applications for the same, all whether now or hereafter owned or licensable by the Grantor, including, but not limited to, those listed on Schedule A annexed hereto and made a part hereof; and

(ii) reissues, continuations, continuations-in-part, divisionals or term restorations and all extensions thereof and all licenses thereof.

2.      Grant of Security. To secure payment and performance of all of the Obligations of the Grantor to the Lender, the Grantor hereby mortgages to and pledges to the Lender and grants and conveys to the Lender a security interest in all of the Grantor's right, title and interest in and to the Collateral, which security interest is to remain in full force and effect until all of the Obligations to the Lender are fully paid and satisfied.

3.      Representations, Warranties and Covenants of the Grantor. The Grantor incorporates by reference its representations, warranties, covenants and agreements relating to the Collateral as more fully set forth in the Loan Agreement and the following:

(a)  No Additional Patents. As of the date hereof, the Grantor does not own any Patents, or have any Patents registered in or the subject of pending applications in the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those grants, registrations or applications for registrations listed on Schedules A annexed hereto and made a part hereof.

(b)  Responsibility and Liability. The Grantor assumes all responsibility and liability arising from the use of the Patents and Licenses, and hereby indemnifies and holds the Lender and each director, officer, employee, affiliate and agent thereof, harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of any alleged defect in any product manufactured, promoted or sold by the Grantor in connection with any of the Patents or otherwise arising out of the Grantor's operation of its business from the use of the Patents. In any suit, proceeding or action brought by the Lender under any License for any sum owing thereunder, or to enforce any provisions of such License, the Grantor will indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, recoupment, claim, counterclaim, reduction or liability whatsoever of the obligee thereunder or arising out of a breach of the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Grantor, and all such obligations of the Grantor will be and remain enforceable against and only against the Grantor and shall not be enforceable against the Lender except to the extent caused by Lender’s gross negligence or willful misconduct.

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(c)  Protection of the Patents. The Grantor agrees that if it learns of any act by any person that may infringe the Grantor’s rights in the Patents, or of any claim of any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, the Grantor will promptly notify the Lender of such use, lien, security interest, claim, right or other encumbrance and, if requested by the Lender, will join with the Lender, at the Grantor's expense, in such action as the Lender, in its reasonable discretion, may deem advisable for the protection of the Lender's interest in and to the Patents, it being understood that the foregoing does not preclude the Grantor from bringing an action against a person for the protection of the Grantor's interest in and to such Patents.

4.	Lender's Appointment as Attorney-in-Fact.

(a)  During a Default Period (as defined in the Loan Agreement), the Grantor hereby irrevocably constitutes and appoints the Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender's discretion, for the purposes of carrying out the terms of this Patent Mortgage, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Patent Mortgage.

5.      Event of Default. The occurrence of any one or more of the following constitutes an Event of Default under this Agreement:

(a)	The occurrence of any Default or event of Default defined under the Loan Agreement;

(b)  A breach by the Grantor of any covenant contained in this Patent Mortgage which is not cured within fourteen (14) days of such breach unless (i) such breach cannot be cured within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender;

(c)  If any warranty or representation contained in this Patent Mortgage, including, without limitation, the warranties and representations contained in Section 3 of this Patent Mortgage, is incorrect in any material respect.

6.      Remedies. During a Default Period, in addition to all other rights and remedies of the Lender, whether under law, in equity or otherwise (all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently):

(i) the Lender has all of the rights and remedies set forth in the Loan Agreement;

(ii) the Lender may appear before the United States Patent and Trademark Office as owner of the Collateral, without recording or filing any documents to evidence the Lender's ownership in the Collateral; and

(iii) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, the Lender may, at any time, pursuant to the authority granted in the Special Power of Attorney (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Patents (or any application or registration thereof), in form suitable for filing, recording or registration in any country. The Grantor agrees to pay when due all reasonable costs and expenses incurred in any such transfer of the Patents, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations to the Lender. The Lender may apply the proceeds actually received from any such license, assignment, sale or other disposition to the payment of the Obligations to the Lender as

3

provided for in the Loan Agreement. The Grantor remains liable for any deficiency with respect to the Obligations to the Lender, which bear interest and are payable at the Default Rate of interest under the Loan Agreement. The rights of the Grantor to receive any surplus are subject to any duty of the Lender imposed by law to the holder of any subordinate security interest in the Collateral known to the Lender. Nothing contained herein is to be construed as requiring the Lender to take any such action at any time.

7.      Execution of Special Power of Attorney. Concurrently with the execution and delivery of this Patent Mortgage, the Grantor is executing and delivering to the Lender a certain Special Power of Attorney for the implementation of the sale, assignment, licensing or other disposition of the Collateral pursuant to this Patent Mortgage.

8.      Amendments and Modification. No provision hereof may be modified, altered, waived or limited except by a written instrument expressly referring to this Patent Mortgage and executed by the party to be charged.

9.      Binding Nature. This Patent Mortgage is binding upon and inures to the benefit of the successors, assigns or other legal representatives of the Grantor, and is, together with the rights and remedies of the Lender hereunder, binding upon and inures to the benefit of the Lender, its successors, assigns or other legal representatives.

10.     GOVERNING LAW. THIS PATENT MORTGAGE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.     Notices. All notices, requests, demands and other communications provided for hereunder are to be in writing (unless otherwise expressly provided herein) and sent and deemed to have been received as set forth in the Loan Agreement.

12.     Counterparts. This Patent Mortgage may be executed in counterparts, each of which, when taken together, are to be deemed one and the same instrument.

13.     Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Patent Mortgage for any other purpose.

14.     Acknowledgment of Receipt. The Grantor acknowledges receipt of a copy of this Patent Mortgage.

15.     No Waiver. No course of dealing between the Grantor and the Lender, and no delay or omission of the Lender in exercising or enforcing any of the Lender's rights and remedies hereunder constitute a waiver thereof; and no waiver by the Lender of any Event of Default operates as a waiver of any other Event of Default.

16. Severability. If any of the provisions of this Patent Mortgage contravene or are held invalid under the laws of any jurisdiction, this Patent Mortgage is to be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof are to be construed and enforced accordingly in such jurisdiction and do not in any manner affect such provision in any other jurisdiction, or any other provisions of this Patent Mortgage in any jurisdiction. In the event of any inconsistency between the provisions of this Patent Mortgage and the Loan Agreement, the terms of the Loan Agreement prevail.

17.     Interest Granted to Lender. Notwithstanding any provision of this Patent Mortgage to the contrary, the interest granted to the Lender under this Patent Mortgage is intended to be a pledge and a security interest only, and the execution of this Patent Mortgage is not intended to create an assignment or a transfer of title or any other property rights to the Patents.

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18.     WAIVER OF JURY TRIAL. THE GRANTOR WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PATENT MORTGAGE.

IN WITNESS WHEREOF, the Grantor has caused this Patent Mortgage to be duly executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES, INC.

__________________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

5

Schedule A to Patent Security Agreement and Mortgage

PATENTS

PATENT NUMBER	TITLE

D495734	Solid Ink Stick

D495735	Solid Ink Stick

D497176	Solid Ink Stick

D494620	Solid Ink Stick

6

Schedule B to Patent Security Agreement and Mortgage

LICENSE AGREEMENTS

NONE

7

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of this ______ day of _____________, 200___, MEDIA SCIENCES, INC., a New Jersey corporation with its with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor"), pursuant to a certain Patent Security Agreement and Mortgage of even date herewith (the "Patent Mortgage") by the Grantor in favor of SOVEREIGN BANK, having an office located at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender"), hereby appoints and constitutes the Lender as its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor, in accordance with the terms and provisions of the Patent Mortgage:

1.      Assigning, selling or otherwise disposing of all right, title and interest of the Grantor in and to the Patents, as such term is defined in the Patent Mortgage, including, without limitation, those Patents listed on Schedule A annexed to the Patent Mortgage, any Patents that the Grantor may now or hereafter acquire, and any Patents which may be added to Schedule A annexed to the Patent Mortgage subsequent to the date of this Special Power of Attorney, and all registrations and recordings of any of the foregoing, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and to execute and deliver any and all other agreements, documents, instruments or assignment or other papers necessary or advisable to effect such purpose, in each case, in accordance with the terms and provisions of the Patent Mortgage; and

2.      To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Lender may in its sole discretion determine.

This Special Power of Attorney is made pursuant to the Patent Mortgage and may not be revoked until the Obligations, as such term is defined in the Patent Mortgage, to the Lender is fully paid and satisfied.

IN WITNESS WHEREOF, the Grantor has caused this Special Power of Attorney to be duly executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES, INC.

_______________________________	By: __________________________
Print Name:	Print Name:
Title:	Title:

8

TRADEMARK AND TRADENAME

SECURITY AGREEMENT AND MORTGAGE

THIS TRADEMARK AND TRADENAME SECURITY AGREEMENT AND MORTGAGE (the "Trademark Mortgage") is made as of this ___ day of ______________, 2008 by MEDIA SCIENCES, INC., a New Jersey Corporation with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor") in favor of SOVEREIGN BANK, with an office at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender").

WHEREAS, the Grantor is the owner and holder of the Trademarks listed on Schedule A annexed hereto and made a part hereof, together with all of the goodwill of the business symbolized by each of the Trademarks; and

WHEREAS, the Grantor and the Lender are about to enter into a certain Revolving Loan and Security Agreement of even date herewith (said Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time being the "Loan Agreement") (any capitalized terms used, but not specifically defined herein, have the meaning provided for such terms in the Loan Agreement); and

WHEREAS, to induce the Lender to enter into the Loan Agreement and to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor has offered to execute and deliver this Trademark Mortgage to the Lender, granting and conveying to the Lender a security interest, first in priority, upon the Collateral (as such term is hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing, in consideration of the premises set forth in the Loan Agreement and in order to induce the Lender to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor hereby agrees with the Lender for its benefit as follows:

1.      Certain Defined Terms. As used in this Trademark Mortgage, unless the context otherwise requires:

(a)	"Collateral": means, collectively and individually--

(i) each of the Trademarks listed on Schedule A annexed hereto and made a part hereof and the goodwill of the business symbolized by each of those Trademarks;

(ii)	each of the Licenses;

(iii)        all accounts, contract rights and general intangibles of the Grantor arising under or relating to the Licenses, whether now existing or hereafter arising, including, without limitation, (1) all moneys due and to become due under any License, (2) any damages arising out of or for breach or default in respect of any such License, (3) all other amounts from time to time paid or payable under or in connection with any such License, and (4) the right of the Grantor to terminate any such License or to perform and to exercise all remedies thereunder;

(iv)        any claims by the Grantor against third parties, and all proceeds of suits, for infringement of the Trademarks, and the rights to sue for past, present and future infringements and all rights corresponding thereto in the United States; and

(v) as to all of the foregoing (i) through (iv) inclusive, and any and all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor, and all related books, records, journals, computer print-outs and data, of the Grantor.

(b)  "Licenses": Collectively and individually, any and all Trademark license agreements granted by the Grantor to third parties, whether now existing or hereafter arising, as any of same may from time to time be amended or supplemented, including, but not limited to, the license agreements listed on Schedule B annexed hereto and made a part hereof.

(c)	"Obligations":	The “Debt” defined in the Loan Agreement.

(d)	"Trademarks": Collectively and individually, all--

(i) trademarks, trade names, trade dress, service marks, prints and labels on which said trademarks, trade names, trade dress and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all applications thereof filed under Section 1(a) of the Lanham Act (15 U.S.C.A. 1051(a)), and all registrations and recordings of any of the foregoing, including, without limitation, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by any Grantor, including, but not limited to, those listed on Schedule A annexed hereto and made a part hereof; and

(ii) trademarks, trade names, trade dress and service marks, whether now or hereafter owned by the Grantor which has not or is not required to be registered or recorded in any jurisdiction; and

(iii) reissues, extensions or renewals thereof and all licenses thereof (including, without limitation, all license agreements).

2.      Grant of Security. To secure payment and performance of all of the Obligations of the Grantor to the Lender, the Grantor hereby mortgages to and pledges to the Lender and grants and conveys to the Lender a security interest in all of the Grantor's right, title and interest in and to the Collateral, which security interest is to remain in full force and effect until all of the Obligations to the Lender are fully paid and satisfied.

3.      Representations, Warranties and Covenants of the Grantor. The Grantor incorporates by reference its representations, warranties, covenants and agreements relating to the Collateral as more fully set forth in the Loan Agreement and the following:

(a)  No Additional Trademarks. As of the date hereof, the Grantor does not own any Trademarks, or have any Trademarks registered in or the subject of pending applications in the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those grants, registrations or applications for registrations listed on Schedules A annexed hereto and made a part hereof.

(b)  Responsibility and Liability. The Grantor assumes all responsibility and liability arising from the use of the Trademarks and Licenses, and hereby indemnifies and holds the Lender and each director, officer, employee, affiliate and agent thereof, harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of any alleged defect in any product manufactured, promoted or sold by the Grantor in connection with any of the Trademarks or otherwise arising out of the Grantor's operation of its business from the use of the Trademarks. In any suit, proceeding or action brought by the Lender under any License for any sum owing thereunder, or to enforce any provisions of such License, the Grantor will indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, recoupment, claim, counterclaim, reduction or liability whatsoever of the obligee thereunder or arising out of a breach of the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the

2

Grantor, and all such obligations of the Grantor will be and remain enforceable against and only against the Grantor and will not be enforceable against the Lender except to the extent caused by Lender’s gross negligence or willful misconduct.

(c)  Protection of the Trademarks. The Grantor agrees that if it learns of any use by any person of any term or design likely to cause confusion with any Trademark, or of any claim of any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, the Grantor will promptly notify the Lender of such use, lien, security interest, claim, right or other encumbrance and, if requested by the Lender, will join with the Lender, at the Grantor's expense, in such action as the Lender, in its reasonable discretion, may deem advisable for the protection of the Lender's interest in and to the Trademarks, it being understood that the foregoing does not preclude the Grantor from bringing an action against a person for the protection of the Grantor's interest in and to such Trademarks.

4.      Lender's Appointment as Attorney-in-Fact. During a Default Period (as defined in the Loan Agreement), the Grantor hereby irrevocably constitutes and appoints the Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender's discretion, for the purposes of carrying out the terms of this Trademark Mortgage, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Trademark Mortgage.

5.      Event of Default. The occurrence of any one or more of the following constitutes an Event of Default under this Agreement:

(a)	The occurrence of any Default or event of Default defined under the Loan Agreement;

(b)  A breach by the Grantor of any covenant contained in this Trademark Mortgage which is not cured within fourteen (14) days of such breach unless (i) such breach cannot be cured within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender;

(c)  If any warranty or representation contained in this Trademark Mortgage, including, without limitation, the warranties and representations contained in Section 3 of this Trademark Mortgage, is incorrect in any material respect.

6.      Remedies. During a Default Period, in addition to all other rights and remedies of the Lender, whether under law, in equity or otherwise (all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently):

(i) the Lender has all of the rights and remedies set forth in the Loan Agreement;

(ii) the Lender may appear before the United States Patent and Trademark Office as owner of the Collateral, without recording or filing any documents to evidence the Lender's ownership in the Collateral;

(iii) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, the Lender may, at any time, pursuant to the authority granted in the Special Power of Attorney (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. The Grantor agrees to pay when due all reasonable costs and expenses

3

incurred in any such transfer of the Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations to the Lender. The Lender may apply the proceeds actually received from any such license, assignment, sale or other disposition to the payment of the Obligations to the Lender as provided for in the Loan Agreement. The Grantor remains liable for any deficiency with respect to the Obligations to the Lender, which bear interest and are payable at the Default Rate of interest under the Loan Agreement. The rights of the Grantor to receive any surplus are subject to any duty of the Lender imposed by law to the holder of any subordinate security interest in the Collateral known to the Lender. Nothing contained herein is to be construed as requiring the Lender to take any such action at any time.

7.      Execution of Special Power of Attorney. Concurrently with the execution and delivery of this Trademark Mortgage, the Grantor is executing and delivering to the Lender a certain Special Power of Attorney for the implementation of the sale, assignment, licensing or other disposition of the Collateral pursuant to this Trademark Mortgage.

8.      Amendments and Modification. No provision hereof may be modified, altered, waived or limited except by a written instrument expressly referring to this Trademark Mortgage and executed by the party to be charged.

9.      Binding Nature. This Trademark Mortgage is binding upon and inures to the benefit of the successors, assigns or other legal representatives of the Grantor, and is, together with the rights and remedies of the Lender hereunder, binding upon and inures to the benefit of the Lender, its successors, assigns or other legal representatives.

10.     GOVERNING LAW. THIS TRADEMARK MORTGAGE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.     Notices. All notices, requests, demands and other communications provided for hereunder are to be in writing (unless otherwise expressly provided herein) and sent and deemed to have been received as set forth in the Loan Agreement.

12.     Counterparts. This Trademark Mortgage may be executed in counterparts, each of which, when taken together, are to be deemed one and the same instrument.

13.     Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Trademark Mortgage for any other purpose.

14.     Acknowledgment of Receipt. The Grantor acknowledges receipt of a copy of this Trademark Mortgage.

15.     No Waiver. No course of dealing between the Grantor and the Lender, and no delay or omission of the Lender in exercising or enforcing any of the Lender's rights and remedies hereunder constitutes a waiver thereof; and no waiver by the Lender of any Event of Default operates as a waiver of any other Event of Default.

16. Severability. If any of the provisions of this Trademark Mortgage contravene or are held invalid under the laws of any jurisdiction, this Trademark Mortgage is to be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof are to be construed and enforced accordingly in such jurisdiction and do not in any manner affect such provision in any other jurisdiction, or any other provisions of this Trademark Mortgage in any jurisdiction.

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In the event of any inconsistency between the provisions of this Trademark Mortgage and the Loan Agreement, the terms of the Loan Agreement prevail.

17.     Interest Granted to Lender. Notwithstanding any provision of this Trademark Mortgage to the contrary, the interest granted to the Lender under this Trademark Mortgage is intended to be a pledge and a security interest only, and the execution of this Trademark Mortgage is not intended to create an assignment or a transfer of title or any other property rights to the Trademarks.

18.    WAIVER OF JURY TRIAL. THE GRANTOR WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS TRADEMARK MORTGAGE.

IN WITNESS WHEREOF, the Grantor has caused this Trademark Mortgage to be duty executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES, INC.

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

5

Schedule A

to

Trademark and Tradename Security Agreement and Mortgage

TRADEMARKS

Registration Number	Mark

3018200	CLEARCASE

6

Schedule B

to

Trademark and Tradename Security Agreement and Mortgage

LICENSE AGREEMENTS

NONE

7

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of this _____ day of ___________________, 200 __, MEDIA SCIENCES, INC., a New Jersey corporation with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor"), pursuant to a certain Trademark and Tradename Security Agreement and Mortgage of even date herewith (the "Trademark Mortgage") by the Grantor in favor of SOVEREIGN BANK, having an office located at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender"), hereby appoints and constitutes the Lender as its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor, in accordance with the terms and provisions of the Trademark Mortgage:

1.      Assigning, selling or otherwise disposing of all right, title and interest of the Grantor in and to the Trademarks, as such term is defined in the Trademark Mortgage, including, without limitation, those Trademarks listed on Schedule A annexed to the Trademark Mortgage, any Trademarks that the Grantor may now or hereafter acquire, and any Trademarks which may be added to Schedule A annexed to the Trademark Mortgage subsequent to the date of this Special Power of Attorney, all applications filed under Section 1(a) of the Lanham Act (15 U.S.C.A. 1051(a)), and all registrations and recordings of any of the foregoing, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and to execute and deliver any and all other agreements, documents, instruments or assignment or other papers necessary or advisable to effect such purpose, in each case, in accordance with the terms and provisions of the Trademark Mortgage; and

2.      To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Lender may in its sole discretion determine.

This Special Power of Attorney is made pursuant to the Trademark Mortgage and may not be revoked until the Obligations, as such term is defined in the Trademark Mortgage, to the Lender is fully paid and satisfied.

IN WITNESS WHEREOF, the Grantor has caused this Special Power of Attorney to be duly executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES, INC.

________________________	By: __________________________
Print Name:	Print Name:
Title:	Title:

8

TRADEMARK AND TRADENAME

SECURITY AGREEMENT AND MORTGAGE

THIS TRADEMARK AND TRADENAME SECURITY AGREEMENT AND MORTGAGE (the "Trademark Mortgage") is made as of this ___ day of ______________, 2008 by Cadapult Graphic Systems, Inc., a Delaware Corporation, n/k/a MEDIA SCIENCES INTERNATIONAL, INC., a Delaware Corporation with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor") in favor of SOVEREIGN BANK, with an office at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender").

WHEREAS, the Grantor is the owner and holder of the Trademarks listed on Schedule A annexed hereto and made a part hereof, together with all of the goodwill of the business symbolized by each of the Trademarks; and

WHEREAS, the Grantor and the Lender are about to enter into a certain Revolving Loan and Security Agreement of even date herewith (said Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time being the "Loan Agreement") (any capitalized terms used, but not specifically defined herein, have the meaning provided for such terms in the Loan Agreement); and

WHEREAS, to induce the Lender to enter into the Loan Agreement and to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor has offered to execute and deliver this Trademark Mortgage to the Lender, granting and conveying to the Lender a security interest, first in priority, upon the Collateral (as such term is hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing, in consideration of the premises set forth in the Loan Agreement and in order to induce the Lender to grant the loans, advances and extensions of credit to the Grantor in accordance with the Loan Agreement, the Grantor hereby agrees with the Lender for its benefit as follows:

1.	Certain Defined Terms. As used in this Trademark Mortgage, unless the context otherwise requires:

(a)	"Collateral": means, collectively and individually--

(i) each of the Trademarks listed on Schedule A annexed hereto and made a part hereof and the goodwill of the business symbolized by each of those Trademarks;

(ii)	each of the Licenses;

(iii)        all accounts, contract rights and general intangibles of the Grantor arising under or relating to the Licenses, whether now existing or hereafter arising, including, without limitation, (1) all moneys due and to become due under any License, (2) any damages arising out of or for breach or default in respect of any such License, (3) all other amounts from time to time paid or payable under or in connection with any such License, and (4) the right of the Grantor to terminate any such License or to perform and to exercise all remedies thereunder;

(iv)        any claims by the Grantor against third parties, and all proceeds of suits, for infringement of the Trademarks, and the rights to sue for past, present and future infringements and all rights corresponding thereto in the United States; and

(v) as to all of the foregoing (i) through (iv) inclusive, and any and all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor, and all related books, records, journals, computer print-outs and data, of the Grantor.

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(b)  "Licenses": Collectively and individually, any and all Trademark license agreements granted by the Grantor to third parties, whether now existing or hereafter arising, as any of same may from time to time be amended or supplemented, including, but not limited to, the license agreements listed on Schedule B annexed hereto and made a part hereof.

(c)	"Obligations":	The “Debt” defined in the Loan Agreement.

(d)	"Trademarks": Collectively and individually, all

(i) trademarks, trade names, trade dress, service marks, prints and labels on which said trademarks, trade names, trade dress and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all applications thereof filed under Section 1(a) of the Lanham Act (15 U.S.C.A. 1051(a)), and all registrations and recordings of any of the foregoing, including, without limitation, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by any Grantor, including, but not limited to, those listed on Schedule A annexed hereto and made a part hereof; and

(ii) trademarks, trade names, trade dress and service marks, whether now or hereafter owned by the Grantor which has not or is not required to be registered or recorded in any jurisdiction; and

(iii) reissues, extensions or renewals thereof and all licenses thereof (including, without limitation, all license agreements).

2.      Grant of Security. To secure payment and performance of all of the Obligations of the Grantor to the Lender, the Grantor hereby mortgages to and pledges to the Lender and grants and conveys to the Lender a security interest in all of the Grantor's right, title and interest in and to the Collateral, which security interest is to remain in full force and effect until all of the Obligations to the Lender are fully paid and satisfied.

3.      Representations, Warranties and Covenants of the Grantor. The Grantor incorporates by reference its representations, warranties, covenants and agreements relating to the Collateral as more fully set forth in the Loan Agreement and the following:

(a)  No Additional Trademarks. As of the date hereof, the Grantor does not own any Trademarks, or have any Trademarks registered in or the subject of pending applications in the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those grants, registrations or applications for registrations listed on Schedules A annexed hereto and made a part hereof.

(b)  Responsibility and Liability. The Grantor assumes all responsibility and liability arising from the use of the Trademarks and Licenses, and hereby indemnifies and holds the Lender and each director, officer, employee, affiliate and agent thereof, harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of any alleged defect in any product manufactured, promoted or sold by the Grantor in connection with any of the Trademarks or otherwise arising out of the Grantor's operation of its business from the use of the Trademarks. In any suit, proceeding or action brought by the Lender under any License for any sum owing thereunder, or to enforce any provisions of such License, the Grantor will indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, recoupment, claim, counterclaim, reduction or liability whatsoever of the obligee thereunder or arising out of a breach of the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Grantor, and all such obligations of the Grantor will be and remain enforceable against

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and only against the Grantor and will not be enforceable against the Lender except to the extent caused by Lender’s gross negligence or willful misconduct.

(c)  Protection of the Trademarks. The Grantor agrees that if it learns of any use by any person of any term or design likely to cause confusion with any Trademark, or of any claim of any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, the Grantor will promptly notify the Lender of such use, lien, security interest, claim, right or other encumbrance and, if requested by the Lender, will join with the Lender, at the Grantor's expense, in such action as the Lender, in its reasonable discretion, may deem advisable for the protection of the Lender's interest in and to the Trademarks, it being understood that the foregoing does not preclude the Grantor from bringing an action against a person for the protection of the Grantor's interest in and to such Trademarks.

4.      Lender's Appointment as Attorney-in-Fact. During a Default Period (as defined in the Loan Agreement), the Grantor hereby irrevocably constitutes and appoints the Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender's discretion, for the purposes of carrying out the terms of this Trademark Mortgage, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Trademark Mortgage.

5.      Event of Default. The occurrence of any one or more of the following constitutes an Event of Default under this Agreement:

(a)	The occurrence of any Default or event of Default defined under the Loan Agreement;

(b)  A breach by the Grantor of any covenant contained in this Trademark Mortgage which is not cured within fourteen (14) days of such breach unless (i) such breach cannot be cured within such time as determined by Lender or (ii) the interests of Lender will be impaired during such time as determined by Lender;

(c)  If any warranty or representation contained in this Trademark Mortgage, including, without limitation, the warranties and representations contained in Section 3 of this Trademark Mortgage, is incorrect in any material respect.

6.      Remedies. During a Default Period, in addition to all other rights and remedies of the Lender, whether under law, in equity or otherwise (all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently):

(i) the Lender has all of the rights and remedies set forth in the Loan Agreement;

(ii) the Lender may appear before the United States Patent and Trademark Office as owner of the Collateral, without recording or filing any documents to evidence the Lender's ownership in the Collateral;

(iii) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, the Lender may, at any time, pursuant to the authority granted in the Special Power of Attorney (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. The Grantor agrees to pay when due all reasonable costs and expenses incurred in any such transfer of the Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations to the Lender. The Lender may apply the proceeds actually received from any such license, assignment, sale or other disposition to the payment of the Obligations to the Lender as provided for in the Loan Agreement. The Grantor remains liable for any deficiency with respect to the Obligations to the Lender, which bear interest

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and are payable at the Default Rate of interest under the Loan Agreement. The rights of the Grantor to receive any surplus are subject to any duty of the Lender imposed by law to the holder of any subordinate security interest in the Collateral known to the Lender. Nothing contained herein is to be construed as requiring the Lender to take any such action at any time.

7.      Execution of Special Power of Attorney. Concurrently with the execution and delivery of this Trademark Mortgage, the Grantor is executing and delivering to the Lender a certain Special Power of Attorney for the implementation of the sale, assignment, licensing or other disposition of the Collateral pursuant to this Trademark Mortgage.

8.      Amendments and Modification. No provision hereof may be modified, altered, waived or limited except by a written instrument expressly referring to this Trademark Mortgage and executed by the party to be charged.

9.      Binding Nature. This Trademark Mortgage is binding upon and inures to the benefit of the successors, assigns or other legal representatives of the Grantor, and is, together with the rights and remedies of the Lender hereunder, binding upon and inures to the benefit of the Lender, its successors, assigns or other legal representatives.

10.     GOVERNING LAW. THIS TRADEMARK MORTGAGE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.     Notices. All notices, requests, demands and other communications provided for hereunder are to be in writing (unless otherwise expressly provided herein) and sent and deemed to have been received as set forth in the Loan Agreement.

12.     Counterparts. This Trademark Mortgage may be executed in counterparts, each of which, when taken together, are to be deemed one and the same instrument.

13.     Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Trademark Mortgage for any other purpose.

14.     Acknowledgment of Receipt. The Grantor acknowledges receipt of a copy of this Trademark Mortgage.

15.     No Waiver. No course of dealing between the Grantor and the Lender, and no delay or omission of the Lender in exercising or enforcing any of the Lender's rights and remedies hereunder constitutes a waiver thereof; and no waiver by the Lender of any Event of Default operates as a waiver of any other Event of Default.

16. Severability. If any of the provisions of this Trademark Mortgage contravene or are held invalid under the laws of any jurisdiction, this Trademark Mortgage is to be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof are to be construed and enforced accordingly in such jurisdiction and do not in any manner affect such provision in any other jurisdiction, or any other provisions of this Trademark Mortgage in any jurisdiction.

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In the event of any inconsistency between the provisions of this Trademark Mortgage and the Loan Agreement, the terms of the Loan Agreement prevail.

17.     Interest Granted to Lender. Notwithstanding any provision of this Trademark Mortgage to the contrary, the interest granted to the Lender under this Trademark Mortgage is intended to be a pledge and a security interest only, and the execution of this Trademark Mortgage is not intended to create an assignment or a transfer of title or any other property rights to the Trademarks.

18.    WAIVER OF JURY TRIAL. THE GRANTOR WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS TRADEMARK MORTGAGE.

IN WITNESS WHEREOF, the Grantor has caused this Trademark Mortgage to be duty executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES

INTERNATIONAL, INC.

_______________________	By:___________________________
Print Name:	Print Name:
Title:	Title:

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Schedule A

to

Trademark and Tradename Security Agreement and Mortgage

TRADEMARKS

Registration Number	Mark

2694116	MEDIA SCIENCES

2944221	CADAPULT

2944220                                                                          CADAPULT GRAPHIC                                                                                                          SYSTEMS, INC.

2664377	SMART INK

2757990	NO-CAP COLOR

3020712	INKLUSIVE

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Schedule B

to

Trademark and Tradename Security Agreement and Mortgage

LICENSE AGREEMENTS

NONE

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SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of this _____ day of ___________________, 200 __, MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation with its principal place of business located at 8 Allerman Road, Oakland NJ 07436 (the "Grantor"), pursuant to a certain Trademark and Tradename Security Agreement and Mortgage of even date herewith (the "Trademark Mortgage") by the Grantor in favor of SOVEREIGN BANK, having an office located at 101 Wood Avenue South, Iselin NJ 08830 (the "Lender"), hereby appoints and constitutes the Lender as its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor, in accordance with the terms and provisions of the Trademark Mortgage:

1.      Assigning, selling or otherwise disposing of all right, title and interest of the Grantor in and to the Trademarks, as such term is defined in the Trademark Mortgage, including, without limitation, those Trademarks listed on Schedule A annexed to the Trademark Mortgage, any Trademarks that the Grantor may now or hereafter acquire, and any Trademarks which may be added to Schedule A annexed to the Trademark Mortgage subsequent to the date of this Special Power of Attorney, all applications filed under Section 1(a) of the Lanham Act (15 U.S.C.A. 1051(a)), and all registrations and recordings of any of the foregoing, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and to execute and deliver any and all other agreements, documents, instruments or assignment or other papers necessary or advisable to effect such purpose, in each case, in accordance with the terms and provisions of the Trademark Mortgage; and

2.      To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Lender may in its sole discretion determine.

This Special Power of Attorney is made pursuant to the Trademark Mortgage and may not be revoked until the Obligations, as such term is defined in the Trademark Mortgage, to the Lender is fully paid and satisfied.

IN WITNESS WHEREOF, the Grantor has caused this Special Power of Attorney to be duly executed as of the day and year first above written.

Attest/Witness:	MEDIA SCIENCES

INTERNATIONAL, INC.

________________________	By: __________________________
Print Name:	Print Name:
Title:	Title:

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